UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. 2)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
WES Consulting, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share.

(2)
Aggregate number of securities to which transaction applies:

70,633,830 shares Company Common Stock (which includes 60,932,981 shares of common stock outstanding, 4,300,000 shares of common stock underlying Series A Convertible Preferred Stock that are issuable in the merger, 438,456 shares of common stock underlying options, 2,462,393 shares of common stock underlying warrants, and 2,500,000 shares of common stock issuable upon conversion of the convertible notes payable).

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

As of November 19, 2010, one third of the par value of $0.01, as the Company has no current bid and asked price and has an accumulated capital deficit.

(4)	Proposed maximum aggregate value of transaction: $235,446

(5)
Total fee paid:

$16.79 (computed in accordance with Exchange Act Rule 0-11(c)(1) and Section 14(g) of the Exchange Act by multiplying the proposed maximum aggregate value of the transaction by 0.0000713).

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

WES Consulting, Inc.
2745 Bankers Industrial Drive
Atlanta, GA 30360

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

The purpose of this letter is to inform you that the Board of Directors of WES Consulting, Inc., a Florida corporation (“we”, “us” or “Company”), and the holder of a majority of the issued and outstanding shares of our common stock, par value $0.01 per share (“Common Stock”), took the following actions on October 19 and 20, 2009 pursuant to written consents in lieu of a meeting in accordance with the Florida Business Corporation Act (“FBCA”):

(i)
Approval of the merger (the “Merger”) between the Company with Liberator, Inc., a Nevada corporation, pursuant to the terms of the Merger and Recapitalization Agreement dated October 19, 2009, a copy of which is attached hereto as Exhibit A (the “Merger Agreement”);

(ii)
Approval of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation as attached hereto as Exhibit B to authorize (a) the creation of a class of preferred stock consisting of 10,000,000 shares, par value $0.0001 per share, (b) the designation of 4,300,000 shares of preferred stock as Series A Convertible Preferred Stock having such rights and preferences as set forth in the Designation of Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit C, and (c) the change of the name of the Company to “Liberator, Inc.” (“Name Change”); and

(iii)	Approval of the adoption of the Company’s 2009 Stock Option Plan, a copy of which is attached hereto as Exhibit D.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our shareholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until 20 calendar days after the mailing of the Information Statement to our shareholders, at which time we may file with the Florida Secretary of State Articles of Amendment to effectuate the creation of preferred stock, the designation of the Series A Convertible Preferred Stock, and the Name Change.  Although under federal securities laws, the Merger cannot be completed until at least 20 calendar days after the mailing of this Information Statement to our shareholders, the Merger is effective under the state laws of Nevada, the state of incorporation of Liberator, Inc., and Florida, the state of incorporation of the Company, as of October 22, 2009, with Liberator, Inc. having merged out of the State of Nevada and the Company as the surviving company from the Merger.

I encourage you to read the enclosed Information Statement, which is being provided to all of our shareholders. It describes the proposed corporate actions in detail.

Sincerely,

/s/ Louis S. Friedman
LOUIS S. FRIEDMAN
Chief Executive Officer

WES Consulting, Inc.
2745 Bankers Industrial Drive,
Atlanta, GA 30360

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR ACTION OF THE COMPANY'S SHAREHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to shareholders of WES Consulting, Inc. (sometimes hereinafter referred to as “we,” “us,” or “Company”) pursuant to the requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Florida Business Corporation Act (“FBCA”). No additional action will be undertaken by us with respect to the receipt of written consents. The record date for determining the shareholders entitled to receive this Information Statement has been established as of the close of business on October 19, 2009 (the “Record Date”).

OUTSTANDING VOTING SECURITIES

As of the Record Date, we had 1,205,000 shares of common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding.

The FBCA permits the holders of a majority of the shares of the our outstanding Common Stock to approve and authorize actions by written consent as if such actions were undertaken at a duly constituted meeting of the shareholders of the Company. On October 19 and 20, 2009, our Board of Directors consented in writing without a meeting to the matters described herein, and recommended that the matters described herein be presented to the shareholders for approval. On October 19 and 20, 2009, the holder of an aggregate of  972,000 shares of Common Stock (the “Consenting Shareholder”), representing approximately 80.6% of the total shares of Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein.

CORPORATE ACTIONS

Our Board of Directors and the Consenting Shareholder have consented to the following actions:

(i)
Approval of the merger (the “Merger”) between the Company with Liberator, Inc., a Nevada corporation (“Liberator”), pursuant to the terms of the Merger and Recapitalization Agreement dated October 19, 2009, a copy of which is attached hereto as Exhibit A (the “Merger Agreement”);

(ii)
Approval of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation as attached hereto as Exhibit B to authorize (a) the creation of a class of preferred stock consisting of 10,000,000 shares, par value $0.0001 per share, (b) the designation of 4,300,000 shares of preferred stock as Series A Convertible Preferred Stock and having such rights and preferences as set forth on the Designation of Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit C, and (c) the change of the name of the Company to “Liberator, Inc.”; and

(iii)	Approval of the adoption of the Company’s 2009 Stock Option Plan.

We will pay the expenses of furnishing this Information Statement to our shareholders, including the cost of preparing, assembling, and mailing this Information Statement.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This Information Statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “hopes, “targets,” or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

ACTION 1 – THE MERGER

SUMMARY TERM SHEET

The following summary highlights selected information from this Information Statement relating to the merger between the Company and Liberator pursuant to the terms of the Merger Agreement.  Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement, the annexes attached hereto, and the documents referred to or incorporated by reference herein. Each item in this summary includes a page reference directing you to a more complete description of that item. We encourage you to read this Information Statement and the annexes attached hereto in their entirety. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Parties to the Merger (Page 2)

WES Consulting, Inc.
2745 Bankers Industrial Drive,
Atlanta, GA 30360
Tel.: (770) 246-6400

Liberator, Inc.
2745 Bankers Industrial Drive,
Atlanta, GA 30360
Tel.: (770) 246-6400

Louis S. Friedman
2745 Bankers Industrial Drive,
Atlanta, GA 30360
Tel.: (770) 246-6400

The Merger (Page 3)

On October 19, 2009, the Company entered into the Merger Agreement with its majority shareholder, Liberator, and Liberator’s controlling shareholder, Louis S. Friedman.  Pursuant to the Merger Agreement, Liberator merged with and into the Company effective with the Company’s and Liberator’s respective states of incorporation on October 22, 2010, with the Company surviving as the sole remaining entity.

PARTIES TO THE MERGER

WES Consulting, Inc.

The Company is a Florida corporation with its principal executive offices at 2745 Bankers Industrial Drive, Atlanta, GA 30360.  The Company’s telephone number is (770) 246-6400.  Prior to the Merger, its principal business plan was to provide consulting services to companies requiring expert guidance and assistance in successfully upgrading and improving their high-volume commercial printing businesses with a primary emphasis on global companies involved in printing telephone directories.

The Company’s common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “WSCU.”  The last reported sale price of our common stock on the OTC Bulletin Board, which occurred on July 16, 2010, was $0.15 per share.

Liberator, Inc.

Liberator was incorporated in the State of Nevada on October 31, 2007 under the name “Remark Enterprises Inc.”  Since inception, Liberator was engaged in organizational efforts and obtaining initial financing.  Liberator was formed as a vehicle to pursue a business combination.  As of June 2009 and until October 22, 2009, it conducted business through its wholly owned subsidiary, OneUp Innovations, Inc., a Georgia corporation. On October 22, 2009, Liberator merged out of Nevada.

OneUp Innovations, Inc.

OneUp was founded in Atlanta, Georgia in 2000 and was incorporated in Georgia on June 24, 2004.  It is a provider of sexual wellness goods and information.  Its products include sensual furniture, sophisticated lingerie and latex apparel, pleasure objects, and bath and body, bedding, and home décor. The information that OneUp provides consists primarily of product demonstration videos that it shows on its websites and instructional DVD’s that it sells.  OneUp’s wholly owned subsidiary is Foam Labs, Inc., which was incorporated in Georgia on May 16, 2006.

Louis S. Friedman

Mr. Friedman was the holder of 28,394,376 shares of Liberator’s common stock on the date of execution of the Merger Agreement, constituting 46.6% of Liberator’s voting stock.  Upon the designation and issuance by the Company of 4,300,000 shares of Series A Convertible Preferred Stock, Mr. Friedman will have 72.7% of the combined voting power of the Company’s common stock and Series A Convertible Preferred Stock, voting as a single class and will control the outcome of any of the Company’s corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Friedman may differ from the interests of the other shareholders.

THE MERGER

Structure of the Merger

Pursuant to the Merger Agreement, each issued and outstanding share of the common stock of Liberator were converted into one share of our common stock, $0.01 par value, which, after giving effect to the Merger, equals, in the aggregate, 98.4% of our total issued and outstanding common stock, and each issued and outstanding share of preferred stock of Liberator are to be converted into one share of our Series A Convertible Preferred Stock with the provisions, rights, and designations set forth in the Merger Agreement.  On the execution date of the Merger Agreement, we were not authorized to issue any preferred stock, the parties agreed that we will file an amendment to its Articles of Incorporation authorizing the issuance of preferred stock, and at such time preferred stock will be exchanged pursuant to the terms of the Merger Agreement.  The Merger was structured as Liberator merging with and into the Company, with the Company surviving as the sole remaining entity.

We relied on Section 4(2) of the Securities Act as the exemption from registration under Section 5 of the Securities Act for the securities to be issued pursuant to the Merger. Section 4 provides an exemption from Section 5 for certain transactions, including the exemption under Section 4(2) for “transactions by an issuer not involving any public offering.”

Background of and Reasons for the Merger

On September 2, 2009, we underwent a change of control.  Liberator acquired the majority of our issued and outstanding common stock from Belmont Partners, LLC, a Virginia limited liability company (“Belmont” or the “Seller”).  Specifically, Liberator acquired 972,000 shares (80.6%) of our common stock from the Seller for $240,500 in addition to the issuance of 250,000 warrants issued by the Company to Belmont exercisable for an equal number of shares of our common stock at an exercise price of $0.25 per share, the issuance of 1,500,000 shares of our common stock with seven hundred fifty thousand (750,000) shares delivered on September 2, 2009 and the balance of 750,000 shares deliverable on September 2, 1010.  750,000 shares were issued on September 2, 2009, and the remaining 750,000 shares were not issued pursuant to the terms of a settlement agreement with Belmont we entered into with Belmont on October 14, 2010.  In connection with the change of control, we changed the location of our executive offices to the location of Liberator and OneUp, and the Company’s current location, at 2745 Bankers Industrial Drive, Atlanta, GA, 30360.  In addition, our sole officer and director immediately prior to the sale resigned.  Louis S. Friedman, Liberator’s Chief Executive Officer, was appointed Chief Executive Officer and President, Ronald P. Scott, Liberator’s Chief Financial Officer, was appointed Chief Financial Officer and Secretary, Leslie Vogelman, Liberator’s Treasurer, was appointed Treasurer, and David Wirth, Liberator’s Vice President of Operations, was appointed Vice President of Operations.  Mr. Friedman and Mr. Scott, members of Liberator’s Board of Directors, were also elected to our Board of Directors.

Immediately prior to approval by the Board of Directors of the Merger Agreement, the Company had limited business operations but sought to have greater business operations, and it was under the control of Liberator, who had business operations, to whose offices the Company had already relocated, and whose members of management and a majority of whose members of the Board of Directors were also members of the Company’s management and Board of Directors.

Approval of the Merger

After careful consideration, on October 19, 2009, our Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby, determined that the Merger Agreement and the transactions contemplated thereby were in the best interests of the Company and our shareholders, and recommended that our shareholders vote to approve the Merger Agreement and the transactions contemplated thereby.

Under Section 607.0704 of the FBCA, unless otherwise provided in the articles of organization, any action required or permitted to be taken at a meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a written consent to that action is signed by the shareholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares were present and voted.

On October 19, 2009, the shareholder of the Company holding over a majority of the outstanding shares of our common stock, constituting the sole class of voting securities of the Company, executed and delivered to the Company its consent approving the Merger Agreement and the transactions contemplated thereby.  No further action of the shareholders is required to approve the Merger.  Under applicable federal securities laws, the Merger cannot be completed until at least 20 calendar days after the date on which an information statement in definitive form is mailed to shareholders in accordance with the rules of the Securities and Exchange Commission.

The table below sets forth the actual shares of common stock over which the shareholder executing the written consent has voting authority.  As of October 19, 2009, the record date for approval of this transaction, there were 1,205,000 shares of our common stock outstanding.

Shareholder Name	Number of Shares Owned	Percentage

Liberator, Inc.	972,000	80.6%

TOTAL	972,000	80.6%

Our Structure after the Merger

After completion of the Merger, we will continue to operate as a public company, and we will conduct operations through OneUp, our wholly owned subsidiary.  Foam Labs, Inc. will also be our indirect subsidiary as it is the wholly owned subsidiary of OneUp.  Our common stock will continue to be quoted on the OTC Bulletin Board under the symbol “WSCU.”

Accounting Treatment

Upon completion of the Merger, the assets and liabilities of the Company, OneUp, and Foam Labs, Inc. will be presented on a consolidated basis.  For accounting purposes, the Merger is a reverse merger, and as such the historical financial statements of Liberator will be presented in the Company’s financial statements.

Certain United States Federal Income Tax Considerations of the Merger

THE FOLLOWING IS A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE REFELVANT TO HOLDERS OF LIBERATOR’S COMMON STOCK WHO WILL RECEIVE SHARES OF OUR SHARES OF COMMON STOCK AS A RESULT OF THE MERGER.  THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES.  IN VEW OF THE VARYING NATURE OF SUCH TAX CONSIDERATIONS, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS.

Subject to the limitations, qualifications and exceptions described herein, and assuming the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the following federal income tax consequences generally should result:

•	No gain or loss should be recognized by the shareholders of Liberator upon exchange of their Liberator common stock into shares of our common stock;

•	The tax basis of our common stock received in the Merger by a Liberator shareholder will be the same as the tax basis of the Liberator common stock exchanged therefor;

•	The holding period of our common stock shares received in the Merger by a Liberator shareholder will include the holding period of Liberator common stock exchanged therefor; and

•	The Company should not recognize gain or loss for federal income tax purposes as a result of the Merger.

The Company has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the Merger under the Code. The Company believes the Merger will constitute a tax-free reorganization under Section 368(a) of the Code, inasmuch as Section 368(a)(1)(F) of the Code defines a reorganization as a mere change in identity, form, or place of organization of the Company.

Regulatory Approvals

The Company is not required to obtain the approval of any state or federal regulatory agency in order to consummate the Merger.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

In connection with the Merger, certain of the Company’s directors and officers may have interests in the Merger that may be different from, or in addition to, their interests as Company shareholders.  These additional interests were known by the members of our Board and were considered when they approved the Merger Agreement and the Merger.

Specifically, Louis Friedman, our Chairman of the Board and Chief Executive Officer, held 28,394,376 shares of common stock of Liberator, or 46.6% of the class of common stock, and 4,300,000 shares of preferred stock of Liberator, or 100% of the class of preferred stock, as of October 19, 2009.  Ronald Scott, our Chief Financial Officer and a director, held options to purchase 438,456 shares of common stock of Liberator, or 0.7% of the class of common stock, as of October 19, 2009.  Liberator was our majority shareholder, who approved the Merger by written consent on October 19, 2009.  Thus, Mr. Friedman and Mr. Scott had direct ownership in Liberator, our majority shareholder, which approved the Merger, providing them with interests in the Merger that are different from, or in addition to, their interest as a shareholder of the Company.

THE MERGER AGREEMENT

The following summarizes material provisions of the Merger Agreement, a copy of which is attached to this Information Statement as Exhibit A and which we incorporate by reference into this document.  This summary does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Information Statement. The discussion of the Merger Agreement is qualified in its entirety by reference to the document.  All shareholders of the Company are urged to read the Merger Agreement carefully and in its entirety.

A description of the Merger Agreement in this Information Statement has been included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Terms of the Merger

Under the terms of the Merger Agreement, Liberator merged into the Company with the Company as the surviving company.  Each share of common stock of Liberator issued and outstanding at the time of the merger were converted into one (1) share of our common stock, and, upon the Company filing an amendment to our Articles of Incorporation authorizing the issuance of preferred stock, each share of Series A Preferred Stock of Liberator issued and outstanding at the time of the merger will be converted into one (1) share of our Series A Convertible Preferred Stock.  Also in connection with the Merger, the current directors, Louis Friedman and Ronald Scott, were elected to our Board, and the current officers, Mr. Friedman, Mr. Scott, Leslie Vogelman, and David Wirth, were appointed as officers of the Company.

Procedure for Exchange of Stock Certificates

Liberator delivered to the Company stock certificates representing all issued and outstanding common stock and Series A Preferred Stock of Liberator as of October 19, 2009, and we delivered stock certificates representing shares of our common stock to the holders of Liberator’s common stock as of October 19, 2009.  On the date that we file an amendment to our Articles of Incorporation authorizing us to issue preferred stock, we will deliver a stock certificate representing shares of our Series A Convertible Preferred Stock to the holder of Liberator’s Series A Preferred Stock as of October 19, 2009.

Representations and Warranties

The Company made various representations and warranties in the Merger Agreement. Our representations and warranties relate to, among other things:

•	our corporate power and authority and due authorization to enter into the Merger Agreement and to consummate the Merger;

•	our capitalization; and

•	absence of undisclosed liabilities.

The Merger Agreement also contains various representations and warranties made by Liberator. The representations and warranties relate to, among other things:

•	its corporate power and authority and due authorization to enter into the Merger Agreement and to consummate the Merger;

•	its capitalization;

•
absence of any violation of or conflict with or breach of its governing documents, applicable law, certain agreements, or any order, judgment, or decree of any court of governmental agency to which Liberator is a party as a result of entering into the Merger Agreement and any ancillary agreements and consummating the Merger;

•	absence of undisclosed liabilities;

•	good and valid title to all personal property and assets, free and clear of all liens;

•	undisclosed contracts;

•	effective, valid, and enforceable patents and intellectual property rights;

•	absence of claims and proceedings; and

•	absence of outstanding taxes owed.

The Merger Agreement also contains various representations and warranties made by Mr. Friedman. The representations and warranties relate to, among other things, title to his shares of Liberator as of October 19, 2009.

Conditions to Closing

The respective obligations of the parties to consummate the Merger were subject to the satisfaction or waiver of the following conditions:

•	no provision of any applicable law and no order shall prohibit the consummation of the Merger; and

•
no claim instituted by any person other than the parties or their affiliates shall have been commenced or pending against any of the parties, which claim seeks to restrain, prevent, change, or delay in any respect the Merger or seeks to challenge any of the terms or provisions of the Merger Agreement or seeks damages in connection with the Merger.

The obligations of Liberator and Mr. Friedman to consummate the Merger were subject to the satisfaction or waiver of the following conditions:

•	the Company shall have performed and complied in all material respects with all agreements, obligations, and covenants required by the Merger Agreement;

•
the representations and warranties of the Company contained in the Merger Agreement and in any certificate or other writing delivered by the Company pursuant to the Merger Agreement shall be true in all material respects at and as of the closing, as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made);

•	there shall not have occurred any event or condition that has had or could have a material adverse effect on the Company;

•	delivery to Liberator of a certificate, dated at closing, of the Chairman of the Board and the President of the Company confirming the matters set forth in the above three bullet points;

•	delivery to Liberator of stock certificates representing the exchanged shares of the Company;

•	delivery to Liberator of the Company’s shareholder approval of the Merger;

•	delivery to Liberator of the Certificate of Merger filed in Nevada; and

•	delivery to Liberator of the Certificate of Merger filed in Florida.

The obligations of the Company to consummate the Merger were subject to the satisfaction or waiver of the following conditions:

•	Liberator shall have performed and complied in all material respects with all agreements, obligations, and covenants

•
the representations and warranties of Liberator contained in the Merger Agreement and in any certificate or other writing delivered by Liberator pursuant hereto shall be true in all material respects at and as of the closing, as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made);

•	there shall not have occurred any event or condition that has had or could have a material adverse effect on Liberator;

•
delivery to the Company of a certificate, dated at closing, of the Chairman of the Board, the President, or Chief Financial Officer of Liberator confirming the matters set forth in the above three bullet points;

•
delivery to the Company of a certificate, dated at closing, of the Secretary of Liberator certifying to true and correct copies of Liberator’s certificate of incorporation and memorandum of association;

•	delivery to the Company of the Certificate of Merger filed in Nevada;

•	delivery to the Company of the Certificate of Merger filed in Florida; and

•
delivery to the Company of stock certificates representing the issued and outstanding common stock and preferred stock of Liberator as of October 19, 2009 duly endorsed in blank or accompanied by stock powers duly endorsed in blank and in suitable form for transfer to the Company.

Indemnification

We are obligated to indemnify Liberator in respect of all losses suffered or incurred by Liberator arising out of any breach of a representation or warranty of the Company for a period of twelve (12) months after closing of the Merger, except that:

•
the obligation to indemnify in respect of liability arising out of a claim of fraud shall cover all resulting losses not limited to those losses suffered during the twelve (12) month-period following the closing of the Merger;

•	there is no obligation to indemnify with respect to special, consequential, or punitive damages; and

•	there is no obligation to indemnify with respect to any individual loss of less than $25,000.

Liberator is obligated to indemnify the Company in respect of all claims, losses, liabilities, regulatory actions, damages, deficiencies, judgments, settlements, costs of investigation, or other expenses suffered or incurred by the Company arising out of any breach of a representation or warranty of Liberator for a period of twelve (12) months after closing of the Merger, except that:

•
the obligation to indemnify in respect of liability arising out of a claim of fraud shall cover all resulting losses not limited to those losses suffered during the twelve (12) month-period following the closing of the Merger;

•	there is no obligation to indemnify with respect to special, consequential, or punitive damages; and

•	there is no obligation to indemnify with respect to any individual loss of less than $25,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of November 18, 2010, by:

•	all persons who are beneficial owners of five percent (5%) or more of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all current directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.

Applicable percentage ownership in the following table is based on 63,532,647 shares of common stock outstanding as of November 18, 2010.  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 18, 2010, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Executive Officers and Directors
Common	Louis S. Friedman *	28,394,376	(1)	44.7%
Common	Ronald P. Scott *	438,456	(2)	0.7%
Common	Leslie Vogelman * (7)	17,500		0.0%
Common	David Wirth * (7)	17,500		0.0%

5% Shareholders
Common	Hope Capital, Inc. (4)	6,378,001	(5)	9.9%
Common	Donald Cohen (3)	13,022,127		20.5%

Common	All directors and executive officers as a group (4 persons)	28,867,833		45.1%

Executive Officers and Directors
Series A Convertible Preferred Stock	Louis S. Friedman *	4,300,000	(6)	100.0%
Series A Convertible Preferred Stock	Ronald P. Scott *	0		0.0%
Series A Convertible Preferred Stock	Leslie Vogelman *	0		0.0%
Series A Convertible Preferred Stock	David Wirth *	0		0.0%

Series A Convertible Preferred Stock	All directors and executive officers as a group (4 persons)	4,300,000		100.0%

*	The address for all directors and executive officers of the Company is c/o WES Consulting, Inc., 2745 Bankers Industrial Drive, Atlanta, GA 30360

(1)
Does not include the votes that Mr. Friedman controls by virtue of his anticipated ownership of 100% of the Series A Convertible Preferred Stock to be issued pursuant to the merger agreement with Liberator, Inc. at such time as the Certificate of Amendment is filed with the State of Florida.  Each share of Series A Convertible Preferred Stock will be entitled to the number of votes equal to the result of: (i) the number of shares of Common Stock of the Company issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Series A Convertible Preferred Stock issued and outstanding at the time of such vote.  Accordingly, Mr. Friedman will own 72.7 % of the combined voting power of the Common Stock and Series A Convertible Preferred Stock, voting as a single class and will control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Friedman may differ from the interests of the other shareholders.

(2)	Includes options to purchase 438,456 shares of Common Stock.

(3)	This person’s address is c/o Paul M. Spizzirri, Esq., 1170 Peachtree Street NE, Suite 1200, Atlanta, GA 30309.

(4)	This person’s address is 1 Linden Place, Suite 207, Great Neck, NY 11021. Curt Kramer is the sole shareholder of Hope Capital, Inc. and the natural control person over these securities.

(5)
Includes 1,000,000 shares of the 1,500,000 shares that are issuable upon conversion of the $375,000 convertible note payable held by Hope Capital, Inc.  Such note is convertible only to the extent that Hope Capital’s total ownership does not exceed 9.9% of the total shares issued and outstanding.  The reported amount does not include a warrant to purchase 1,000,000 shares of common stock to Hope Capital. Such warrant is exercisable at the holder’s option until June 26, 2014 and allows the holder to purchase shares of the Company at $.75 per share. The warrant is only exercisable to the extent that Hope Capital’s total share ownership does not exceed 9.9% of the total shares issued and outstanding. The reported amount also does not include 1,000,000 shares that are issuable upon conversion of the $250,000 convertible note payable held by Hope Capital, Inc.  Such note is convertible only to the extent that Hope Capital’s total ownership does not exceed 9.9% of the total shares issued and outstanding.

(6)	These securities are obligated to be issued by the Company once the Certificate of Designation of Rights is filed with the Secretary of State of Florida for Series A Convertible Preferred Stock.

(7)	Includes options to purchase 17,500 shares of common stock.

PROPOSAL 2 – AMENDMENT TO ARTICLES OF INCORPORATION

General

On October 20, 2009, our board of directors acting by unanimous written consent, without a meeting, approved and authorized (i) Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation to (a) create a class of preferred stock consisting of ten million (10,000,000) shares, par value $0.0001 per share, (b) the designation of four million three hundred thousand (4,300,000) shares of preferred stock as Series A Convertible Preferred Stock and having such rights and preferences as set forth on the Designation of Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit C, (c) change the name of the Company to “Liberator, Inc.”; and (ii) adopt the 2009 Stock Option Plan and recommended the foregoing matters be submitted to the Company's shareholders for their approval. On October 20, 2009, the Consenting Shareholder, who held an aggregate of 972,000 shares of Common Stock, representing approximately 80.6% of the total issued and outstanding shares of Common Stock, consented in writing without a meeting to the Amendment to the Company’s Amended and Restated Articles of Incorporation and the adoption of the 2009 Stock Option Plan.

Reasons for the establishment of the Preferred Stock and the Series A Convertible Preferred Stock and Name Change

Pursuant to the Merger Agreement, we are required to amend our Articles of Incorporation to authorize and designate Series A Convertible Preferred Stock. In addition, we are amending our name to “Liberator, Inc.” to better reflect our new business plan.

PROPOSAL 3 – 2009 WES CONSULTING, INC. STOCK OPTION PLAN

General

On October 20, 2009, the Consenting Shareholder approved the 2009 WES Consulting, Inc. Stock Option Plan (the “2009 Plan”) and authorized the issuance of up to 5,000,000 shares of Common Stock for stock awards and stock options thereunder. The following is a summary of principal features of the 2009 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2009 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to our Secretary at our principal offices. The 2009 Plan is attached hereto as Exhibit D.

The 2009 Plan

The 2009 Plan was adopted by the Board of Directors. The Board of Directors has initially reserved 5,000,000 shares of Common Stock for issuance under the 2009 Plan. Under the 2009 Plan, options may be granted, which are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) or which are not (“Non-ISOs”) intended to qualify as ISOs thereunder.

The 2009 Plan and the right of participants to make purchases thereunder are intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The 2009 Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Purpose

The primary purpose of the 2009 Plan is to attract and retain the best available personnel for the Company by granting stock awards and stock options in order to promote the success of our business and to facilitate the ownership of our stock by employees. In the event that the 2009 Plan is not adopted, we may have considerable difficulty in attracting and retaining qualified personnel, officers, directors, and consultants.

Administration

The 2009 Plan will be administered by our Board of Directors. All questions of interpretation of the 2009 Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the entire Board.

Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the 2009 Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges, and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

Members of the Board of Directors who are eligible employees are permitted to participate in the 2009 Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2009 Plan or the grant of any stock award or option pursuant to it, or serve on the Committee, if any. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Exchange Act, the 2009 Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons as so defined.

Eligibility

Under the 2009 Plan, stock awards and options may be granted to key employees, officers, directors, or consultants of the Company, as provided in the 2009 Plan.

Terms of Options

The term of each option granted under the 2009 Plan shall be contained in a stock option agreement between the optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the 2009 Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Stock subject to each ISO shall not be less than the fair market value (as set forth in the 2009 Plan), or in the case of the grant of an ISO to a 10% owner-employee, not less that 110% of fair market value of such Common Stock at the time such Option is granted.

(b) VESTING. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such option is granted.

(c) EXPIRATION. The expiration of each option shall be fixed by the Board of Directors, in its discretion, at the time such option is granted; however, each option must terminate no later than the tenth (10th) anniversary of the date of grant, and each incentive stock option granted to any 10% owner-employee must terminate no later than the fifth (5th) anniversary of the date of grant.

(d) TRANSFERABILITY. Each award granted under the 2009 Plan is not transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent the Committee allows and in a manner the Committee specifies: (a) designate in writing a beneficiary to exercise the award after the participant’s death; or (b) transfer any award.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which options may be granted under the 2009 Plan, the number and class shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued Common Stock resulting from split-up spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2009 Plan, any option granted hereunder shall terminate in the event of a merger, consolidation, separation, reorganization or liquidation of the Company. However, the optionee shall have the right immediately prior to any such transaction to exercise his option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2009 Plan (but not options previously granted under the 2009 Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the 2009 Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no option shall be granted after termination of the 2009 Plan. Subject to certain restrictions, the 2009 Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Florida.

Certain Federal Income Tax Considerations of the 2009 Stock Option Plan

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2009 PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF PARTICIPATION IN THE 2009 PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

The 2009 Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2009 Plan.

If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

 If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2009 Plan.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions on Resale

Certain officers and directors of the Company may be deemed "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2009 Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

EFFECTIVE DATE OF SHAREHOLDER ACTIONS

The actions set forth herein will become effective immediately upon the filing of the Articles of Amendment to the Amended and Restated Articles of Incorporation with the Office of the Secretary of State of Florida. A copy of the Articles of Amendment to the Amended and Restated Articles of Incorporation is attached hereto as Exhibit B. The filing will be made at least twenty (20) days after the date this Information Statement is first mailed to our shareholders.

SHAREHOLDERS' RIGHTS

The elimination of the need for a special meeting of the shareholders to approve the actions set forth herein is authorized by Section 607.040 of the FBCA, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted.

DISSENTERS' RIGHTS

The FBCA does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement except for the Merger.  The FBCA provides that shareholders of the Company who disagree with the Merger may exercise dissenters’ rights and be entitled, if they comply with the provisions of the FBCA regarding appraisal rights, to be paid the fair value of their shares.  The complete provisions of FBCA sections 607.1301-607.1333 are set forth in Exhibit E attached hereto.

SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

ADDITIONAL INFORMATION

Pursuant to Item 13(b) to Schedule 14A and Section 14(a) of the Exchange Act, we incorporate by reference Form 10-K/A for the year ended June 30, 2009 that was filed November 12, 2010; Form 10-K for the year ended June 30, 2009 that was filed October 13, 2009; Form 10-K/A for the year ended December 31, 2008 that was filed May 28, 2009; Form 10-Q for the quarter ended March 31, 2009 that was filed May 14, 2009; Form 10-Q for the quarter ended June 30, 2009 that was filed August 14, 2009; Form 10-Q for the quarter ended September 30, 2009 that was filed November 18, 2009; Form 10-Q for the quarter ended December 31, 2009 that was filed February 19, 2010; Form 10-Q for the quarter ended March 31, 2010 that was filed on May 14, 2010; Form 10-Q for the quarter ended September 30, 2010 that was filed November 15, 2010; and the Current Reports on Form 8-K filed on August 12, 2009, October 8, 2009, October 20, 2009, October 22, 2009, February 19, 2010, March 11, 2010, March 24, 2010, May 14, 2010, June 30, 2010, August 5, 2010, October 19, 2010, November 9, 2010, and November 12, 2010.

All of these documents are available, upon written request, from the company without cost and electronically on the SEC’s Electronic Data Gathering and Retrieval System (EDGAR) at http:www.sec.gov. In addition, any or all of these documents are available from the company by mail upon written request to us at the above address without any cost to you.

Exhibit A

MERGER AND RECAPITALIZATION AGREEMENT

This Agreement made and entered into as of this 19th day of October, 2009 (the “Agreement”), by and among WES Consulting, Inc., a Florida corporation with its principal place of business located at 2745 Bankers Industrial Drive, Doraville, Georgia 30360 (“WES”); the undersigned shareholder of WES which represents a majority of the issued and outstanding common stock of WES (the “WES Shareholder”); Liberator, Inc., a Nevada Corporation, with its registered office at 2745 Bankers Industrial Drive, Doraville, Georgia 30360 (“Liberator”) and the undersigned shareholders of Liberator which represents a majority vote of the issued and outstanding equity of Liberator (the “Liberator Shareholders”).

RECITALS

A.          The respective Boards of Directors and shareholders representing a majority of the issued and outstanding common stock of each of Liberator and WES have approved and declared advisable the merger of Liberator with and into WES (the “Merger”) and approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of the common stock of Liberator (a “Liberator Common Share” or, collectively, the “Liberator Common Shares”), will be converted into one share of common stock, $0.01 par value, of WES (“WES Common Stock”) which, after giving effect to the Merger, shall equal, in the aggregate, 99.6% of the total issued and outstanding common stock of WES.  At the Approval Time (as defined herein), each Series A Preferred Share of Liberator (a “Liberator Preferred Share” or, collectively, the “Liberator Preferred Shares”) will be converted into one share of preferred stock of WES (the “WES Preferred Stock”).  Liberator Common Shares and Liberator Preferred Shares are referred to herein, collectively, as the “Liberator Shares.”  The WES Common Stock owned by Liberator will be cancelled upon the consummation of the transactions contemplated by this Agreement.

B.           The respective Boards of Directors and shareholders representing a majority of the issued and outstanding common stock of each of Liberator and WES have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders.

C.           It is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”);

D.           For financial accounting purposes, it is intended that the Merger will be accounted for as a “purchase”;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECT OF MERGER

SECTION 1.1   The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the laws of the state of Florida (“Florida Law”) and the laws of the State of Nevada (“Nevada Law”)  at the Effective Time, Liberator shall be merged with and into WES and the separate corporate existence of Liberator shall thereupon cease.  WES shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of WES with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the merger, except as set forth herein.  The Merger shall have the effects specified in the Florida Law.

SECTION 1.2   Closing.  Subject to the terms and conditions of this Agreement, the closing of the Merger and the consummation of the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Anslow & Jaclin LLP, 195 Route 9 South, Manalapan, NJ 07726 not later than October 19, 2009 and at such other date, time and place as the parties hereto shall agree.

SECTION 1.3   Effective Time.  On the date of Closing, Liberator and WES will cause a Certificate of Merger (the “Florida Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Florida. On the date of Closing, Liberator and WES will cause a Certificate of Merger (the "“Nevada Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Nevada. The Merger shall become effective at the time when the Florida Certificate of Merger has been filed with the Secretary of State of the State of Florida, or, as otherwise agreed by Liberator and WES (the “Effective Time”).

SECTION 1.4   Certificate of Incorporation.  The certificate of incorporation of WES as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the “Certificate of Incorporation”), until duly amended as provided therein or by applicable law.

SECTION 1.5   By-Laws.  The by-laws of WES in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation (the “By-Laws”), until thereafter amended as provided therein or by applicable law.

SECTION 1.6   Directors.  As of the Effective Time, the authorized number of directors comprising the Board of Directors of WES shall consist of not less than two (2) and not more than five (5) individuals.  The following individuals shall be elected to the Board Directors of WES at the Effective Time: (i) Louis S. Friedman (Chairman of the Board); and (ii) Ronald P. Scott.

SECTION 1.7   Officers.  As of the Effective Time, the officers of WES shall be (i) Louis S. Friedman (Chief Executive Officer, President), (ii) Ronald P. Scott (Chief Financial Officer and Secretary) and (iii) Leslie Vogelman (Treasurer), until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

SECTION 1.8   Effect on Capital Stock.  As a result of the Merger and without any action on the part of the holder of any capital stock of WES:

(a)   Merger Consideration.

(i)         At the Effective Time, each Liberator Common Share issued and outstanding immediately prior to the Effective Time shall be converted into, and become exchangeable for one (1) validly issued, fully paid and non-assessable share of WES Common Stock (the “WES Common Shares”).

(ii)        At the Approval Time, each Liberator Preferred Share issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for one (1) share of WES Preferred Stock.

(iii)        WES Common Shares and WES Preferred Stock, collectively, are referred to herein as the “WES Merger Stock,” and the conversion of Liberator Shares into WES Merger Stock is referred to as the “Merger Purchase Price”);

(b)   At the Effective Time, all Liberator Shares shall be canceled and Liberator shall cease to exist, and each certificate (a “Certificate”) formerly representing:

(i)         any Liberator Common Shares shall thereafter represent only the right to receive the shares of WES Common Stock into which such Liberator Common Shares have been converted; and

(ii)        any Liberator Preferred Shares shall thereafter represent only the right to receive, at the Approval Time, the shares of WES Preferred Stock into which such Liberator Preferred Shares have been converted.

(c)   At the Effective Time, all WES Common Stock owned by Liberator shall be immediately cancelled and returned to the treasury of WES.

SECTION 1.9   Exchange of Certificates for Shares.

(a)   Exchange.

(i)   At the Effective Time, WES shall deliver or cause to be delivered to each respective owner of the Liberator Common Shares and in each of their respective names certificates representing WES Common Stock into which Liberator Common Shares that such shareholders owns are to be converted as set forth on Schedule 1 attached hereto.

(ii)   At the Approval Time, WES shall deliver or cause to be delivered to each respective owner of the Liberator Preferred Shares and in each of their respective names certificates representing WES Preferred Stock into which Liberator Preferred Shares that such shareholders owns are to be converted as set forth on Schedule 1 attached hereto.

(b)   Fractional Shares.  No certificates or scrip representing fractional shares of WES Common Stock or WES Preferred Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I; no dividend or other distribution by WES and no stock split, combination or reclassification shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of WES. In lieu of any such factional share, each holder of Liberator Shares who would otherwise have been entitled thereto upon the surrender of Certificate(s) for exchange pursuant to this Article I will be paid an additional share of WES Common Stock or WES Preferred Stock.

(c)   Adjustments of Conversion Number.  In the event that WES changes the number of shares of WES Common Stock or WES Preferred Stock , issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), dividend or distribution, recapitalization, merger (other than the Merger, Stock Purchase or the cancellation of options previously granted by Liberator), subdivision, or other similar transaction with a dilutive effect, or if a record date with respect to any of the foregoing shall occur prior to the Effective Time, the conversion number shall be equitably adjusted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF LIBERATOR

Liberator represents, warrants and covenants to WES as follows and acknowledges that WES is relying upon such representations and warranties in connection with the Contemplated Transactions (as hereinafter defined):

SECTION 2.1   Capitalization.  The outstanding and issued capital stock of Liberator consists of 60,932,981 shares of common stock and 4,300,000 shares of Series A Preferred Shares.  Schedule 1 sets forth the name of each record and beneficial shareholder of Liberator (each a “Shareholder” and collectively the “Shareholders”) and the number of Liberator Shares held by each such person. One Up Innovations, Inc., a Georgia corporation is wholly owned by Liberator (“OneUp”); Foam Labs, Inc., a Georgia corporation is wholly owned by OneUp (together with OneUp, jointly and severally, the “Subsidiaries”), is wholly owned by Liberator and are its only subsidiaries.  Except as set forth on Schedule 1, Liberator and Subsidiaries do not and, at the Closing, Liberator and Subsidiaries will not, have outstanding any capital stock or other securities or any rights, warrants or options to acquire securities of Liberator or the Subsidiaries, or any convertible or exchangeable securities and, other than WES pursuant to this Agreement, no person has or, at Closing will have, any right to purchase or otherwise acquire any securities of Liberator or the Subsidiaries.  There are, and at Closing there will be, no outstanding obligations of Liberator or the Subsidiaries to repurchase, redeem or otherwise acquire any securities of Liberator or the Subsidiaries.  All of Liberator Shares are, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind except as otherwise disclosed.

SECTION 2.2   Title to the Shares.  The Shareholders are the beneficial owner and holds good and valid title to its Liberator Shares free and clear of any Lien.  At the Closing, each Shareholder of Liberator will deliver Liberator Shares to WES free and clear of any Lien, other than restrictions imposed by the Securities Act and applicable securities Laws including the laws of the State of Florida.

SECTION 2.3   Authority Relative to this Agreement.  At the Closing, Liberator will have full power, capacity and authority to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”).  The execution, delivery and performance by Liberator of each Transaction Document and the consummation of the Contemplated Transactions to which Liberator is, or at Closing, will be, a party will have been duly and validly authorized by Liberator and no other acts by or on behalf of Liberator will be necessary or required to authorize the execution, delivery and performance by each of Liberator of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be, a party.  This Agreement and the other Transaction Documents to which Liberator is a party have been duly and validly executed and delivered by Liberator and (assuming the valid execution and delivery thereof by the other parties thereto) will constitute the legal, valid and binding agreements of Liberator enforceable against Liberator in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

SECTION 2.4   No Conflicts; Consents.  The execution, delivery and performance by Liberator of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which Liberator is a party, upon approval of the Shareholders will not: (i) violate any provision of the certificate of incorporation or by-laws of Liberator; (ii) require Liberator to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as otherwise disclosed (the “Liberator Required Consents”); (iii) violate, conflict with or result in a breach or default under (with or without the giving of notice or the passage of time or both), or permit the suspension or termination of, any material Contract (including any Real Property Lease) to which Liberator is a party or by which it or any of its assets is bound or subject, or to the best of Liberator’s knowledge and information result in the creation of any Lien upon any of Liberator Shares or upon any of the Assets of Liberator; (iv) violate any Order, any Law, of any Governmental Body against, or binding upon, Liberator or upon any of their respective assets or the Business; or (v) violate or result in the revocation or suspension of any Permit.

SECTION 2.5   Corporate Existence and Power.  Liberator is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite powers, authority and all Permits required to own and/or operate its Assets and to carry on the Business as now conducted, including all qualifications under any statute in effect in any state or foreign jurisdiction in which Liberator operates its Business.  Liberator is duly qualified to do business and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

SECTION 2.6   Charter Documents and Corporate Records.  Liberator has heretofore delivered to WES true and complete copies of the Articles of Incorporation, By-Laws and minute books, or comparable instruments, of Liberator as in effect on the date hereof.  The stock transfer books of Liberator have been made available to WES for its inspection and are true and complete in all respects.

SECTION 2.7   Financial Statements.

(a)   Schedule 2.7A sets forth true, complete and correct copies of: Liberator's audited financial statements as of and for the fiscal years ended June 30, 2009 and June 30, 2008 (the “Annual Statements”) and all management letters, management representation letters and attorney response letters issued in connection with the Annual Statements. The Annual Statements present fairly and accurately in all material respects the financial position of Liberator and the Subsidiaries as of its date, and the earnings, changes in stockholders' equity and cash flows thereof for the periods then ended in accordance with GAAP, consistently applied.  Each balance sheet contained therein or delivered pursuant hereto fully sets forth all consolidated Assets and Liabilities of Liberator existing as of its date which, under GAAP, should be set forth therein, and each statement of earnings contained therein or delivered pursuant hereto sets forth the items of income and expense of Liberator which should be set forth therein in accordance with GAAP.

(b)   All financial, business and accounting books, ledgers, accounts and official and other records relating to Liberator have been properly and accurately kept and completed, and Liberator has no knowledge, notice belief or information there are any material inaccuracies or discrepancies contained or reflected therein.

SECTION 2.8   Liabilities. Liberator has not incurred any Liabilities since June 30, 2009 (the “Latest Balance Sheet Date”) except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, and (ii) Liabilities reflected on any balance sheet referred to in Section 2.7(a).

SECTION 2.9   Liberator Receivables.  Except to the extent of the amount of the allowance for doubtful accounts reflected in the Annual Statements and the Interim Statements, all the Receivables of Liberator reflected therein, and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables that have been collected since such date), are valid and enforceable Claims subject to no known defenses, offsets, returns, allowances or credits of any kind, and constitute bona fide Receivables collectible in the ordinary course of the Business except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or principles of equity affecting the enforcement of creditors rights generally.

SECTION 2.10   Absence of Certain Changes.  (a) Since June 30, 2009, Liberator has conducted the Business in the ordinary course consistent with past practice, except as otherwise disclosed hereof, and there has not been:

(i)          Any material adverse change in the Condition of the Business;

(ii)          Any material damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Business or the Assets of Liberator;

(iii)        Any change in any method of accounting or accounting practice by Liberator;

(iv)       Except for normal increases granted in the ordinary course of business, any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stockholder, director, consultant, agent or employee of Liberator, or any alteration in the benefits payable or provided to any thereof;

(v)        Any material adverse change in the relationship of Liberator with its employees, customers, suppliers or vendors;

(vi)      Except for any changes made in the ordinary course of Business, any material change in any of Liberator's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies;

(vii)       Any agreement or arrangement whether written or oral to do any of the foregoing.

SECTION 2.11    Leased Real Property.  (a) Liberator has no fee interest, purchase options or rights of first refusal in any real property and Liberator has no leasehold or other interest in any real property, except for the real property lease between Bedford Realty Company, LLC and OneUp Innovations, Inc. dated September 26, 2005 covering approximately 140,000 square feet of floor space known as 2745 Bankers Industrial Drive, Doraville, GA 30360 (the “Leased Real Property”), and all leases including all amendments, modifications, extensions, renewals and/or supplements thereto (collectively, “Real Property Leases”).

SECTION 2.12    Personal Property; Assets.  Liberator has good and valid title to (or valid leasehold interest in) all of its personal property and Assets, free and clear of all Liens, except the Liabilities reflected on any balance sheet referred to in Section 2.7(a).  The machinery, equipment, computer software and other tangible personal property constituting part of the Assets and all other Assets (whether owned or leased) are in good condition and repair (subject to normal wear and tear) and are reasonably sufficient and adequate in quantity and quality for the operation of the Business as previously and presently conducted. The Assets constitute all of the assets, which are necessary to operate the Business of Liberator as currently conducted.

SECTION 2.13    Contracts.  (a)  Except as disclosed in the financial statements referred to in Section 2.7(a), Liberator is not a party or by which it or its Assets are bound or subject to Contracts that: (i) cannot be canceled upon thirty (30) days' notice without the payment or penalty of less than one thousand dollars ($1,000); or (ii) involve aggregate annual future payments by or to any person of more than five thousand dollars ($5,000). True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to WES.

(b)   All Contracts to which Liberator is a party are valid, subsisting, in full force and effect and binding upon Liberator and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts.  Liberator is not in default (or alleged default) under any such Contract.

SECTION 2.14    Patents and Intellectual Property Rights.  (a) The disclosures in the SEC Documents sets forth each patent, trademark, trade name, service mark, brand mark, brand name, and registered copyright as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively, the “Intellectual Property”) owned or used in connection with the Business by Liberator and indicates, with respect to each item of Liberator's Intellectual Property that is licensed by Liberator, the name of the licensor thereof and, with respect to oral Contracts, the terms of such license relating thereto.  The use of the foregoing by Liberator does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, patent, trademark, trade name, service mark, brand name, computer program, database, industrial design, trade secret, copyright or any pending application thereto of any other person and there have been no claims made and Liberator has not received any notice or otherwise know that any of the foregoing is invalid or conflicts with the asserted rights of other Persons or have not been used or enforced or have been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of the Intellectual Property, except as otherwise disclosed.

(b)   Liberator owns or has rights to use all Intellectual Property, know-how, formulae and other proprietary and trade rights necessary to conduct the Business as it is now conducted.  Liberator has not forfeited or otherwise relinquished any such Intellectual Property, know-how, formulae or other proprietary right used in the conduct of the Business as now conducted.

(c)   To the extent used in the conduct of the Business by Liberator, each of the licenses or other contracts relating to Liberator's Intellectual Property (collectively, the “Intellectual Property Licenses”) is in full force and effect and is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no notice or claim of default under any Intellectual Property License either by Liberator or, to Liberator's knowledge, by any other party thereto, and to Liberator’s knowledge, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default by Liberator thereunder.

SECTION 2.15    Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving Liberator, its Assets, the Business, or Liberator Shares. There are no actions, suits, claims or counterclaims, examinations, Liberator Required Consents or legal, administrative, governmental or arbitral proceedings or investigations (collectively, “Claims”) (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of Liberator's knowledge, threatened on the date hereof, against or involving Liberator, its Assets, the Business or Liberator Shares.

SECTION 2.16    Taxes.  (a)  Except as otherwise disclosed in the SEC Documents:

(i)         Liberator has timely filed or, if not yet due but due before Closing, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects;

(ii)        Liberator has paid, or if payment is not yet due but due before Closing, will promptly pay when due to each appropriate Tax Authority, all Taxes of Liberator shown as due on the Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing;

(iii)        the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of Liberator as of the date of the Annual Statements, the Interim Statements or the date of any financial statements delivered hereunder: (A) adequately provide for all contingent Tax Liabilities of Liberator as of the date thereof; and (B) accurately reflect, as of the date thereof, all unpaid Taxes of Liberator whether or not disputed, in each case as required to be reflected thereon in order for such statements to be in accordance with GAAP;

(iv)       no extension of time has been requested or granted for Liberator to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and Liberator has not granted a power of attorney that remains outstanding with regard to any Tax matter;

(v)        Liberator has not received notice of a determination by a Tax Authority that Taxes are currently owed by Liberator (such determination to be referred to as a “Tax Deficiency”) and, to Liberator's knowledge, no Tax Deficiency is proposed or threatened;

(vi)       all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

(vii)      there are no Tax Liens on or pending against Liberator or any of the Assets, other than those which constitute Permitted Liens;

(viii)      there are no presently outstanding waivers or extensions or requests for a waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

(ix)        no issue has been raised in any examination, investigation, Liberator Required Consents, suit, action, claim or proceeding relating to Taxes (a “Tax Liberator Required Consents”) which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

(x)         there are no pending or threatened Tax audits of Liberator;

(xi)        Liberator has no deferred inter-company gains or losses that have not been fully taken into income for income Tax purposes;

(xii)       there are no transfer or other taxes (other than income taxes) imposed by any state on Liberator by virtue of the Contemplated Transactions; and

(xiii)      no claim has been made by any Tax Authority that Liberator is subject to Tax in a jurisdiction in which Liberator is not then paying Tax of the type asserted.

Each reference to a provision of the Code in this Section 2.16 shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

(b)   To Liberator’s knowledge, Liberator has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to be collected on or prior to the date of Closing and has been furnished properly completed exemption certificates for all exempt transactions and has no information otherwise or notice of any claim by any government or jurisdiction with regards thereto.  Liberator has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the date of Closing.  With respect to sales made by Liberator prior to the date of Closing for which sales and use Taxes are not yet due as of the date of Closing, all applicable sales and use Taxes payable with respect to such sales will have been collected or billed by Liberator and will be included in the Assets of Liberator as of the date of Closing.

SECTION 2.17    Compliance with Laws.  Liberator is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, “Orders”) and to the best of Liberator’s knowledge, belief and information, any Laws of any Governmental Bodies affecting Liberator, Liberator Shares or the Business.

SECTION 2.18    Permits.  Liberator has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, “Permits”), and has made all required registrations and filings with all Governmental Bodies, that are necessary to the ownership of the Assets, the use and occupancy of the Leased Real Property, as presently used and operated, and the conduct of the Business or otherwise required to be obtained by Liberator.  All Permits required to be obtained or maintained by Liberator have been provided and disclosed and are in full force and effect; no violations are or have been recorded, nor have any notices or violations thereof been received, in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit; and the consummation of the Contemplated Transactions will not (or with the giving of notice or the passage of time or both will not) cause any Permit to be revoked or limited.

SECTION 2.19    Environmental Matters. To the best of Liberator’s knowledge, belief  and information, Liberator is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

SECTION 2.20    SEC Filings.  As of their respective dates, the SEC Documents were prepared in accordance with the Exchange Act and the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in those documents or necessary to make the statements in those documents not misleading, in light of the circumstances under which they were made.   As of their respective dates, these reports and statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them not misleading, in light of the circumstances under which they are made and these reports and statements will comply in all material respects with all applicable requirements of the Exchange Act and the Securities Act.

SECTION 2.21    Finders’ Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Liberator who might be entitled to any fee or commission from Liberator in connection with the consummation of the Contemplated Transactions.

SECTION 2.22    Disclosure.  Neither this Agreement, the Schedules hereto, nor any reviewed or unaudited financial statements, documents or certificates furnished or to be furnished to WES or by or on behalf of Liberator o pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.  Except for general current economic conditions effecting the entire economy or Liberator’s entire industry and not specific to the Business, there are no events, transactions or other facts known by Liberator, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or Condition of the Business.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WES

WES represents, warrants and covenants to Liberator as follows and acknowledges that Liberator is relying upon such representations and warranties in connection with the Contemplated Transactions:

SECTION 3.1   Authority Relative to this Agreement.  WES has full power and authority to execute and deliver each Transaction Document to which they are or, at Closing, will be, a party and to consummate the Contemplated Transactions.  Following the approval of the boards of directors of WES and the shareholders of WES with respect to the Contemplated Transactions, the execution, delivery and performance by WES of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be, a party have been duly and validly authorized and approved by WES and no other acts by or on behalf of WES are necessary or required to authorize the execution, delivery and performance by WES of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be a party.  This Agreement and the other Transaction Documents to which WES is a party have been, duly and validly executed and delivered by WES and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will, at the Closing, constitute, as the case may be, the legal, valid and binding agreements of WES enforceable against it in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

SECTION 3.2   No Conflicts; Consents.  The execution, delivery and performance by WES of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which WES is a party does not and will not: (i) violate any provision of the certificate of incorporation or by-laws of WES; (ii) require WES to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 3.2 (the “WES Required Consents”); (iii) except as set forth in Schedule 3.2, violate, conflict with or result in the breach or default under (with or without the giving of notice or the passage of time), or permit the suspension or termination of, any material Contract to which WES is a party or any of its assets is bound or subject or result in the creation or any Lien upon any of WES Merger Stock or upon any assets of WES or WES; or (iv) violate any Order or, to WES’s knowledge, any Law of any Governmental Body against, or binding upon, WES or WES, or upon any of their respective assets or businesses.

SECTION 3.3   Corporate Existence and Power of WES.  WES is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.  Other than the execution of this Agreement, WES has not conducted any business of any nature.

SECTION 3.4   WES Merger Stock.  At the closing, WES Merger Stock will have been duly authorized by WES and, when issued to Shareholders pursuant to this Agreement, will be duly issued, fully paid and non-assessable shares of WES Merger Stock.  WES Merger Stock, when issued pursuant hereto: (i) will not be issued in violation of or subject to any preemptive rights, rights of first refusal or, other than as set forth in this Agreement, contractual restrictions of any kind; and (ii) will vest in Shareholders, respectively, good title to WES Merger Stock free and clear of all Liens.

SECTION 3.5   Capitalization.  At the closing, the authorized capital stock of WES consists of 175,000,000 shares of common stock, $0.01 par value. WES has 1,205,000 shares of common stock issued and outstanding. Except as set forth on Schedule 3.5, to the knowledge of WES, WES will not have outstanding any capital stock or other securities or any rights, warrants or options to acquire securities of WES or any convertible or exchangeable securities and, other than WES pursuant to this Agreement, to the knowledge of WES, no person has or at Closing will have, any right to purchase or otherwise acquire any securities of WES.  There are, and at Closing there will be, to the knowledge of WES, no outstanding obligations of WES to repurchase, redeem or otherwise acquire any securities of WES.  All of WES Merger Stock is, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and to the knowledge of WES, none were issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

SECTION 3.6   Disclosure of Information.  WES has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of Liberator concerning the terms and conditions of the Contemplated Transactions and the business, properties, prospects and financial conditions of Liberator; and (ii) to obtain any additional information (to the extent Liberator or any of the Shareholders possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of information provided about Liberator.

SECTION 3.7   Charter Documents and Corporate Records.  WES has heretofore delivered to Liberator true and complete copies of the certificate of incorporation, by-laws and minute books, or comparable instruments, of WES as in effect on the date hereof.  The stock transfer books of WES have been made available to Liberator for its inspection and are true and complete in all respects.

SECTION 3.8   Financial Statements.

(a)   Schedule 3.8 sets forth true, complete and correct copies of: WES's audited financial statements as of and for the fiscal years ended December 31, 2008 and December 31, 2007 (the “WES Annual Statements”) and the unaudited financial statements as of and for the fiscal period ended June 30, 2009 (the “WES Interim Statements”) and all management letters, management representation letters and attorney response letters issued in connection with the WES Annual Statements and the WES Interim Statements. The WES Annual Statements and the WES Interim Statements present fairly and accurately in all material respects the financial position of WES as of its date, and the earnings, changes in stockholders' equity and cash flows thereof for the periods then ended in accordance with GAAP, consistently applied.  Each balance sheet contained therein or delivered pursuant hereto fully sets forth all consolidated Assets and Liabilities of WES existing as of its date which, under GAAP, should be set forth therein, and each statement of earnings contained therein or delivered pursuant hereto sets forth the items of income and expense of WES which should be set forth therein in accordance with GAAP.

(b)   All financial, business and accounting books, ledgers, accounts and official and other records relating to WES have been properly and accurately kept and completed, and WES has no knowledge, notice belief or information there are any material inaccuracies or discrepancies contained or reflected therein.

SECTION 3.9   Liabilities. WES has not incurred any Liabilities since June 30, 2009 (the “Latest Balance Sheet Date”) except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the business of WES and consistent with past practice, and (ii) Liabilities reflected on any balance sheet referred to in Section 3.8(a).

SECTION 3.10    Absence of Certain Changes.  Since December 31, 2008, WES has conducted its business in the ordinary course consistent with past practice there has not been:

(a)   Any change in any method of accounting or accounting practice by WES;

(b)   Any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stockholder, director, consultant, agent or employee of WES, or any alteration in the benefits payable or provided to any thereof;

(c)   Any material adverse change in the relationship of WES with its employees, customers, suppliers or vendors;

(d)   Except for any changes made in the ordinary course of business, any material change in any of WES's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies;

(e)   Any agreement or arrangement whether written or oral to do any of the foregoing; and

(f)   WES has no Liability that is past due.

SECTION 3.11    Contracts.

(a)  To the knowledge of WES, there are no Contracts to which WES is a party or by which it or its assets are bound or subject that: (i) cannot be canceled upon 30 days' notice without the payment or penalty of less than one thousand dollars ($1,000); or (ii) involve aggregate annual future payments by or to any person of more than five thousand dollars ($5,000). True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to Liberator.

(b)   All Contracts to which WES is a party, to the knowledge of WES, are valid, subsisting, in full force and effect and binding upon WES and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts.  To the best of WES’s knowledge and belief, WES is not in default (or alleged default) under any such Contract.

SECTION 3.12    Claims and Proceedings. To the knowledge of WES, there are no outstanding Orders of any Governmental Body against or involving WES, its assets or its business. To the knowledge of WES, there are no Claims (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of WES's knowledge, threatened on the date hereof, against or involving WES, its assets or its business.

SECTION 3.13    Compliance with Laws.  WES is not in violation of any Orders or any Laws related to or promulgated under the Securities Act or the Exchange Act (15 USC § 78a et seq.) and to the best of WES’s knowledge, belief and information, any Laws of any Governmental Bodies affecting WES or WES Merger Stock.

SECTION 3.14    Environmental Matters. To the best of WES’s knowledge, belief  and information, WES is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

SECTION 3.15    SEC Filings.  WES has filed with the SEC all forms, reports, schedules, and statements that were required to be filed by it with the SEC within the period beginning on the date of inception of WES and ending on the Effective Time, and previously has furnished or made available to the Company accurate and complete copies of all the SEC Documents.  As of their respective dates, the SEC Documents were prepared in accordance with the Exchange and the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in those documents or necessary to make the statements in those documents not misleading, in light of the circumstances under which they were made.   As of their respective dates, these reports and statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them not misleading, in light of the circumstances under which they are made and these reports and statements will comply in all material respects with all applicable requirements of the Exchange Act and the Securities Act.

SECTION 3.16    Finders’ Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of WES who might be entitled to any fee or commission from WES in connection with the consummation of the Contemplated Transactions.

ARTICLE IV

COVENANTS AND AGREEMENTS

Liberator covenants to WES and WES covenants to Liberator that:

SECTION 4.1   Filings and Authorizations.  The parties hereto shall cooperate and use their respective best efforts to make, or cause to be made, all registrations, filings, applications and submissions, to give all notices and to obtain all governmental or other third party consents, transfers, approvals, Orders and waivers necessary or desirable for the consummation of the Contemplated Transactions in accordance with the terms of this Agreement; and shall furnish copies thereof to each other party prior to such filing and shall not make any such registration, filing, application or submission to which WES or Liberator, as the case may be, reasonably objects in writing.  All such filings shall comply in form and content in all material respects with applicable Law.  The parties hereto also agree to furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith.

SECTION 4.2   Confidentiality.  Each Party (the “Receiving Party”) shall, and shall cause its respective Affiliates and Representatives to (each such Affiliate or Representative of either Liberator or WES, as the case may be, a “Receiving Party Representative”) to, maintain in confidence all information received from the other Party or a Liberator (the “Disclosing Party”) (other than disclosure to that Person’s Representatives in connection with the evaluation and consummation of the Transactions), and such Disclosing Party’s Affiliates or Representatives (as the case may be, a “Disclosing Party Representative”) in connection with this Agreement or the transactions contemplated by the Transaction Documents (including the existence and terms of this Agreement and the such transactions) and use such information solely to evaluate such transactions, unless i) such information can be shown to be already known to the Receiving Party or a Receiving Party Representative before the time of disclosure to such Person, ii) such information can be shown to be subsequently disclosed to the Receiving Party or a Receiving Party Representative by a third party that, to the knowledge of the Receiving Party or such Receiving Party Representative, is not bound by a duty of confidentiality to the Disclosing Party or any Disclosing Party Representative, iii) such information is or becomes publicly available through no breach of this Agreement by, or other fault of, the Receiving Party or any Receiving Party Representative or iv) the Receiving Party or Receiving Party Representative in good faith believes that the furnishing or use of such information is required by, or necessary in connection with, any proceeding, Law or any listing or trading agreement concerning its publicly traded securities (in which case the Receiving Party or such Receiving Party Representative shall, as promptly as practicable, advise the Disclosing Party in writing before making the disclosure and cooperate with the Disclosing Party to limit the scope of such disclosure).

SECTION 4.3   Expenses.  Liberator and WES shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of the Transaction Documents and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives.

SECTION 4.4   Tax Matters. Liberator and WES shall reasonably cooperate, and shall cause their respective Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of Tax Returns, the payment of Taxes and the resolution of Tax audits and Tax Deficiencies with respect to all taxable periods.  Refunds or credits of Taxes that were paid by Liberator with respect to any periods shall be for the account of Liberator.

SECTION 4.5   Further Assurances.  At any time and from time to time after the date of Closing, upon the reasonable request of any party hereto, the other party(ies), shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement.

SECTION 4.6   Restricted Securities.  The parties acknowledge and agree that Liberator Shares and WES Merger Stock being issued or transferred pursuant to the Contemplated Transactions are being issued or transferred pursuant to the exemption from the registration requirements of the Securities Act and constitute “restricted securities” within the meaning of the Securities Act.  Such securities may not be transferred absent compliance with the provisions of the Securities Act, other applicable Laws, and all stock certificates evidencing such securities shall bear a legend to such effect and to the effect that such shares are subject to the terms and provisions of this Agreement; provided, however, that it is anticipated that for purposes of Rule 144 of the Securities Act, that the holding period of WES Merger Stock for each shareholder of Liberator shall be determined to commence on the date of acquisition of Liberator Shares (as converted pursuant to this Agreement) for each such respective holder.

SECTION 4.7   Due Diligence.  Prior to Closing, WES agrees that Liberator shall be entitled, through its Representatives, to make such investigation of the properties, businesses and operations of WES, and such examination of the books, records and financial condition of WES, as Liberator reasonably deems necessary.  Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice.

SECTION 4.8  Amendments to the Articles of Incorporation.  No later than the tenth business day after Closing, WES will file an amendment to its Articles of Incorporation authorizing the issuance of the WES Preferred Stock, and upon approval from the WES Shareholder, the WES Preferred Stock will be exchanged pursuant to the terms of this Agreement (the “Approval Time”).

ARTICLE V

CONDITIONS TO CLOSING

SECTION 5.1   Conditions to the Obligations of the Parties.  The obligations of the Parties to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

(a)   No Injunction.  No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

(b)   No Proceedings or Litigation.  No Claim instituted by any person (other than WES, Liberator or their respective Affiliates) shall have been commenced or pending against any Liberator, WES or any of their respective Affiliates, officers or directors, which Claim seeks to restrain, prevent, change or delay in any respect the Contemplated Transactions or seeks to challenge any of the terms or provisions of this Agreement or seeks damages in connection with any of such transactions.

SECTION 5.2   Conditions to the Obligations of Liberator and WES Shareholder.  The obligations of Liberator and WES hereunder to consummate the Contemplated Transactions are subject, at the option of Liberator, to the fulfillment prior to or at the Closing of each of the following further conditions:

(a)   Performance.  WES shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the the Closing.

(b)   Representations and Warranties.  The representations and warranties of WES contained in this Agreement and in any certificate or other writing delivered by WES pursuant hereto shall be true in all material respects at and as of the Closing, as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c)   No Material Adverse Change.  From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on WES.

(d)   Documentation.  There shall have been delivered to Liberator the following:

(i)          A certificate, dated at Closing, of the Chairman of the Board and the President of WES and WES confirming the matters set forth in Section 5.2(a) (b) and (c) hereof;

(ii)        WES Merger Stock certificates, registered in the name of each Shareholder as set forth on Schedule 1 attached hereto, (with the appropriate restrictive legends as applicable), evidencing satisfaction of the Merger Purchase Price in accordance with Section 1.8;

(iii)       WES shareholder approval of the contemplated transactions including but not limited to the proper delivery and notice period of an information statement pursuant to Florida laws and the Exchange Act;

(iv)        Nevada Certificate of Merger; and

(v)         Florida Certificate of Merger.

SECTION 5.3   Conditions to the Obligations of WES.  All obligations of WES to consummate the Contemplated Transactions hereunder are subject, at the option of WES, to the fulfillment prior to or at the Closing of each of the following further conditions:

(a)   Performance.  Liberator shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

(b)   Representations and Warranties.  The representations and warranties of Liberator, contained in this Agreement and in any certificate or other writing delivered by Liberator pursuant hereto shall be true in all material respects at and as of the Closing, as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c)   No Material Adverse Change.  From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on Liberator.

(d)   Documentation.  There shall have been delivered to WES the following:

(i)         A certificate, dated at Closing, of the Chairman of the Board, the President or Chief Financial Officer of Liberator confirming the matters set forth in Section 5.3(a) (b) and (c) hereof;

(ii)        A certificate, dated at Closing, of the Secretary of Liberator certifying, among other things, that attached or appended to such certificate: (i) is a true and correct copy of Liberator's certificate of incorporation and all amendments thereto, if any, as of the date thereof certified by the Secretary of State of the State of Nevada; and (ii) is a true and correct copy of Liberator's memorandum of association as of the date thereof;

(iii)        Nevada Certificate of Merger;

(iv)        Florida Certificate of Merger; and

(v)         Liberator Share certificates representing the number of Liberator Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank and in suitable form for transfer to WES by delivery.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1   Survival of Representations, Warranties and Covenants.  Notwithstanding any right of WES fully to investigate the affairs of Liberator and the rights of Liberator to fully investigate the affairs of WES, and notwithstanding any knowledge of facts determined or determinable by WES or Liberator, pursuant to such investigation or right of investigation, WES and Liberator, have the right to rely fully upon the representations, warranties, covenants and agreements of Liberator and WES respectively, contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing.  All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder.  Notwithstanding the foregoing, all representations and warranties of Liberator and WES respectively, contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement shall terminate and expire twelve (12) months after the date of Closing; provided, however, that liability any party shall not terminate as to any specific claim or claims which arise or result from or are related to a Claim for fraud.

SECTION 6.2   Obligation of Liberator to Indemnify.  Liberator agrees to indemnify, defend and hold harmless WES (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, Regulatory Actions, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including Taxes, interest, penalties and reasonable attorneys' fees and fees of other experts and disbursements and expenses incurred in enforcing this indemnification) (collectively, the “Losses”) suffered or incurred by WES, or any of the foregoing persons arising out of any breach of the representations and warranties of Liberator contained in this Agreement, or of the covenants and agreements of Liberator contained in this Agreement or in the Schedules or any other Transaction Document.

SECTION 6.3   Obligation of WES to Indemnify.  WES agrees to indemnify, defend and hold harmless Liberator (and its respective directors, officers, employees, Affiliates, successors, heirs and assigns) from and against any Losses suffered or incurred by Liberator or any of the foregoing persons arising out of any breach of the representations and warranties of WES, or of the covenants and agreements of WES contained in this Agreement or in the Schedules or any other Transaction Document.

SECTION 6.4   Notice and Opportunity to Defend Third Party Claims.

(a)   Within ten (10) days following receipt by any party hereto (the “Indemnitee”) of notice of any demand, claim, circumstance or Tax audit which would or might give rise to a claim, or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in a Loss (an “Asserted Liability”), the Indemnitee shall give notice thereof (the “Claims Notice”) to the party or parties obligated to provide indemnification pursuant to Sections 6.2, or 6.3 (collectively, the “Indemnifying Party”).  The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(b)   The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless: (i) the Asserted Liability includes a Claim seeking an Order for injunction or other equitable or declaratory relief against the Indemnitee, in which case the Indemnitee may at its own cost and expense and at its option defend the portion of the Asserted Liability seeking equitable or declaratory relief against the Indemnitee, or (ii) the Indemnitee shall have reasonably, and in good faith, after consultation with the Indemnifying Party, concluded that: (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party which could prevent or negatively influence the Indemnifying Party from impartially or adequately conducting such defense; or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party but only to the extent such defense cannot legally be asserted by the Indemnifying Party on behalf of the Indemnitee.  If the Indemnifying Party elects to defend such Asserted Liability, it shall within ten (10) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability.  If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party.  Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder.  If the Indemnifying Party desires to accept a reasonable, final and complete settlement of an Asserted Liability so that such Indemnitee’s Loss is paid in full and the Indemnitee refuses to consent to such settlement, then the Indemnifying Party’s liability to the Indemnitee shall be limited to the amount offered in the settlement.  The Indemnifying Party will exercise good faith in accepting any reasonable, final and complete settlement of an Asserted Liability.  In the event the Indemnifying Party elects to defend any Asserted Liability, the Indemnitee may participate, at its own expense, in the defense of such Asserted Liability.  In the event the Indemnifying Party is not permitted by the Indemnitee to defend the Asserted Liability, it may nevertheless participate at its own expense in the defense of such Asserted Liability.  If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.  Any Losses of any Indemnitee for which an Indemnifying Party is liable for indemnification hereunder shall be paid upon written demand therefor.

SECTION 6.5   Limits on Indemnification.

(a)   Notwithstanding the foregoing or the limitations set forth in Section 6.5(b) below, in the event such Losses arise out of any fraud related matter on the part of any Indemnifying Party, then such Indemnifying Party shall be obligated to indemnify the Indemnitee in respect of all such Losses.

(b)   Liberator shall not be liable to indemnify WES pursuant to Section 6.2 above and WES shall not be liable to indemnify Liberator pursuant to Section 6.3 above: (i) unless a Claims Notice describing the loss is delivered to the Indemnifying Party within 12 months after the Closing (except for Losses arising out of an Indemnifying Party’s fraud); (ii) with respect to special, consequential or punitive damages; and (iii) in respect of any individual Loss of less than twenty five thousand dollars ($25,000).

SECTION 6.6   Exclusive Remedy.  The parties agree that the indemnification provisions of this Article VI shall constitute the sole or exclusive remedy of any party in seeking damages or other monetary relief with respect to this Agreement and the Contemplated Transactions, provided that, nothing herein shall be construed to limit the right of any party to seek: (i) injunctive relief for a breach of this Agreement; or (ii) legal or equitable relief for a Claim for fraud.

ARTICLE VII

SPECIFIC PERFORMANCE; TERMINATION

SECTION 7.1   Specific Performance.  Liberator and WES acknowledges and agrees that, if any of Liberator or WES fails to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (c) or (d) of Section 7.2 below, the others will not have adequate remedies at law with respect to such breach.  In such event, and in addition to each party's right to terminate this Agreement, each party shall be entitled, without the necessity or obligation of posting a bond or other security, to seek injunctive relief, by commencing a suit in equity to obtain specific performance of the obligations under this Agreement or to sue for damages, in each case, without first terminating this Agreement. Liberator or WES specifically affirms the appropriateness of such injunctive, other equitable relief or damages in any such action.

SECTION 7.2   Termination.  This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

(a)   By mutual written consent of Liberator and WES;

(b)   By Liberator if: (i) there has been a misrepresentation or breach of warranty on the part of WES in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from Liberator, respectively; (ii) WES has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from Liberator; or (iii) any condition to Liberator's obligations under Section 5.2 becomes incapable of fulfillment through no fault of Liberator, and is not waived by WES;

(c)   By WES if: (i) there has been a misrepresentation or breach of warranty on the part of Liberator in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from WES; (ii) Liberator has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from WES; or (iii) any condition to WES’s obligations under Section 5.3 becomes incapable of fulfillment through no fault of WES and is not waived by Liberator; and

(d)   By Liberator or WES, if any condition under Section 5.1 becomes incapable of fulfillment through no fault of the party seeking termination and is not waived by the party seeking termination.

SECTION 7.3   Effect of Termination; Right to Proceed.  Subject to the provisions of Section 7.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 7.2, all further obligations of the parties under this Agreement shall terminate without further liability of any party hereunder except that: (i) the agreements contained in Section 4.2 shall survive the termination hereof; and (ii) termination shall not preclude any party from seeking relief against any other party for breach of Section 4.2.  In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1   Representations and Warranties for Purposes of this Agreement Only.  The representations and warranties in this Agreement were made for the purposes of allocated contractual risk between the parties and not as a means of establishing facts.  This Agreement may have different standards of materiality than standards of materiality under applicable securities laws.  Only parties to this Agreement and specified third-party beneficiaries (if any) have a right to enforce this Agreement

SECTION 8.2   Notices.  (a)  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, or mailed (by registered or certified mail, postage prepaid return receipt requested) as follows:

If to WES, one copy to:

WES CONSULTING, INC.
2745 Bankers Industrial Drive
Doraville, GA 30360

If to Liberator, one copy to:

LIBERATOR, INC.
Attn: Ronald P. Scott
2745 Bankers Industrial Drive
Doraville, GA 30360
Facsimile: (770) 246-6440

With a copy to (which shall not constitute notice):

Anslow and Jaclin, LLP
Attn: Joseph M. Lucosky
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Facsimile: (732) 577-1188

(b)   Each such notice or other communication shall be effective when delivered at the address specified in Section 8.1(a).  Any party by notice given in accordance with this Section 8.1 to the other parties may designate another address or person for receipt of notices hereunder.  Notices by a party may be given by counsel to such party.

SECTION 8.3   Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

SECTION 8.4   Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Liberator and WES.  The provisions hereof may be waived in writing by Liberator or WES, as the case may be.  Any such waiver shall be effective only to the extent specifically set forth in such writing.  No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.  Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

SECTION 8.5   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be performed entirely within such State without regard to the conflict of laws rules thereof.

SECTION 8.6   Binding Effect; No Assignment.  This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives.  This Agreement may not be assigned (including by operation of Law) by any party hereto without the express written consent of WES (in the case of assignment by Liberator) or Liberator (in the case of assignment by WES) and any purported assignment, unless so consented to, shall be void and without effect.

SECTION 8.7   Exhibits.  All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

SECTION 8.8   Severability.  If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

SECTION 8.9   Counterparts.  The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 8.10   Third Parties.  Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted heirs, successors, assigns and legal representatives, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

ARTICLE IX

DEFINITIONS

SECTION 9.1   Definitions.  The following terms, as used herein, have the following meanings:

“Affiliate” of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

“Agreement” or “this Agreement” shall mean, and the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to, this agreement as it from time to time may be amended.

“Assets” shall mean all cash, instruments, properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

The term “audit” or “audited” when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

“Business” shall mean the ownership and operation of the business of Liberator.

“Condition of the Business” shall mean the financial condition, prospects or the results of operations of the Business, the Assets or Liberator.

“Contract” shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

The term “control,” with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“GAAP” shall mean generally accepted accounting principles in effect on the date hereof  (or, in the case of any opinion rendered in connection with an audit, as of the date of the opinion) as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

“Governmental Bodies” shall mean any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

“knowledge” with respect to: (a) any individual shall mean actual knowledge of such individual; and (b) any corporation shall mean the actual knowledge of the directors and executive officers of such corporation; and “knows” and “known” has a correlative meaning.  The terms “any Shareholder's knowledge,” and “Shareholder's knowledge,” including any correlative meanings, shall mean the knowledge of any Shareholder.

“Laws” shall mean any law, statute, code, ordinance, rule, regulation or other requirement of any Governmental Bodies.

“Liability” shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

“Lien” shall mean any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, covenant, restriction, easement or encumbrance of any kind.

“person” shall mean an individual, corporation, partnership, joint venture, limited liability Liberator, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Receivables” shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of Liberator.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all forms, notices, reports, schedules, statements, and other documents filed by Parent with the SEC, whether or not constituting a “filed” document, and includes all proxy statements, registration statements, amendments to registration statements, periodic reports on Forms 10-KSB, 10-QSB, and 8-K, and annual and quarterly reports to shareholders.

“Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) shall mean: (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with; (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a “Tax Authority”) responsible for the imposition of any such tax and interest on such penalties, additions to tax, fines or additional amounts, in each case, with respect to any party hereto, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of a party hereto being a member of an affiliated or combined group with any other person at any time on or prior to the date of Closing; and (iii) any liability of a party hereto for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

“Tax Return” shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

“Transaction Documents” shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

SECTION 9.2   Interpretation.  Unless the context otherwise requires, the terms defined in this Agreement shall be applicable to both the singular and plural forms of any of the terms defined herein.  All accounting terms defined in this Agreement, and those accounting terms used in this Agreement except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP as of the date of the item in question.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this MERGER and Recapitalization Agreement as of the date set forth above.

WES:
WES CONSULTING, INC.

/s/ Louis S. Friedman
Name: Louis S. Friedman
Title: Chief Executive Officer

LIBERATOR:
LIBERATOR, INC.

/s/ Louis S. Friedman
Name: Louis S. Friedman
Title: Chief Executive Officer

WES SHAREHOLDERS:
LIBERATOR, INC.

/s/ Louis S. Friedman
Name: Louis S. Friedman
Title: Chief Executive Officer

LIBERATOR SHAREHOLDER:

/s/ Louis S. Friedman
Louis S. Friedman

Liberator, Inc.	Schedule 1

Shareholder List

Louis S. Friedman	28,394,376
Don Cohen, Inc.	13,022,127
Hope Capital, Inc.	4,750,001
New Castle Financial Services, Inc.	2,044,980
David Stauffacher	2,000,000
Steven Gallant	1,315,366
Thomas McQueeney IRA	1,000,000
Lee Silverstein	876,911
Canterbury Securities Holdings, Inc.	600,000
AES International, Inc.	548,069
Jay Scheinberg	526,147
George Eason	452,000
Hope Capital, Inc.	400,000
Jabro Funding Corp.	400,000
Harold & Connie Estes	300,000
Lawrence Rothberg	250,000
Jay & Norine Hackney	200,000
Rolf Nelson	200,000
Ron DelGaudio	200,000
Bruce Federman	200,000
Joseph Wallace	200,000
Downshire Capital	200,000
Charles Fitch	192,000
Kevin Murphy	140,000
James D. Yau	105,229
Mark W. Testerman IRA	100,000
Alan Gibstein	100,000
Mark Timm	100,000
Tekplan Solutions Georgia LLC	100,000
Thomas Powers	100,000
Artice Allen	100,000
Vincent Yacono	100,000
Todd & Kimilee Morgan	100,000
Anthony Westreich	100,000
Brian Miller	100,000
Wolfe Family Trust	100,000
Joseph Wallace	100,000
Nadir Eltahir	100,000
Mitchel & Sherri Adler	100,000
Gregory Newell	100,000
Scott Silverman	100,000
Gordon Downie	92,000
Perry Weitz	88,000
Russell Lewandowski	87,691
Joseph Tedesco	80,000
Martin & Joyce Scher	50,000
Edward Custer	50,000
Cary & Andrea Crane	50,000
Jeffrey Lubalin	50,000
Monte & Janet Anglin	50,000
Jonathan Glassman	50,000
Brad Unsicker	44,000
Frank DeMarco	43,846
Alan Lewandowski	43,846
Michael Ra Bouchard	36,392

Total shares outstanding	60,932,981

Warrants outstanding:	Shares	Price

Hope Capital Warrant	1,000,000	$0.75
New Castle Financial Warrant	292,479	$0.50
New Castle Financial Warrant	292,479	$0.75
New Castle Financial Warrant	877,435	$1.00

Total Warrants	2,462,393

Stock options outstanding:

Ronald P. Scott	438,456	$0.228	NQ Stock Option
Options granted on Oct. 16, 2009 to 80 employees	1,411,000	$0.250
Total Options	1,849,456

Convertible Notes:	Principal

3% Convertible Note 1.01 payable to Hope Capital	$ 375,000 at $0.30 converts into 1,250,000 shares

3% Convertible Note 1.02 payable to Hope Capital	$ 250,000 at $0.25, converts into 1,000,000 shares

Convertible Preferred Series A Shares:
Louis S. Friedman	4,300,000	100% of the class

Schedule 2.7

See Public Filings.

Schedule 3.2

None.

Schedule 3.5

The rights of Belmont Partners in connection with the Stock Purchase Agreement by and between Belmont Partners and the Company with respect to the purchase by the Company of a majority of the issued and outstanding common stock of WES.

Schedule 3.8

See Public Filings.

Exhibit B

ARTICLES OF AMENDMENT TO THE AMENDED
AND RESTATED ARTICLES OF INCORPORATION
OF WES CONSULTING, INC.

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being a Director and the CEO of WES Consulting, Inc. (hereinafter the “Corporation”), a Florida corporation, does hereby certify as follows:

FIRST: The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on February 25, 1999 (Document No. P99000018914), and Amended and Restated as filed with the Secretary of State on September 6, 2006 (collectively the “Amended and Restated Articles of Incorporation”).

SECOND: This amendment to the Articles of Incorporation was approved and adopted by all of the Directors of the Corporation on October 20, 2009 and by a majority of its shareholders on October 20, 2009. To effect the foregoing, the text of Article I and Article III of the Articles of Incorporation are hereby deleted and replaced in their entirety as follows:

“ARTICLE I
NAME

The name of the corporation shall be Liberator, Inc. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.”

“ARTICLE III
CAPITAL STOCK

A. The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be one hundred and eighty five million (185,000,000) shares, of which:

(i) Ten Million (10,000,000) shares shall be designated Preferred Stock, $0.0001 par value. The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

(ii) One Hundred Seventy Five Million (175,000,000) shares shall be designated Common Stock, $0.01 par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders and shall be eligible for dividends when, and if, declared by the Board of Directors;

B. The Board of Directors has by resolution designated four million three hundred thousand (4,300,000) shares of Preferred stock Series A Convertible Preferred Stock and having such rights and preferences as set forth in the Designation of Rights and Preferences of Series A Convertible Preferred Stock of WES Consulting, Inc. attached hereto as Exhibit B and made a part hereof.”

THIRD: The foregoing amendments were adopted by all of the Directors on October 20, 2009 and by the majority holders of the Common stock of the Corporation pursuant to the Florida Business Corporation Act on October 20, 2009. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this ____ day of _______, 2010.

WES Consulting, Inc.

By:	/s/ Louis S. Friedman
Name:	Louis S. Friedman
Title:	Chief Executive Officer

Exhibit C

Designation of Rights and Preferences
of
Series A Convertible Preferred Stock
of
WES Consulting, Inc.

WES Consulting, Inc. (the “Corporation”) is authorized to issue ten million (10,000,000) shares of $0.0001 par value preferred stock, none of which has been issued or is currently outstanding. The preferred stock may be issued by the Board of Directors at such times and with such rights, designations, preferences and other terms, as may be determined by the Board of Directors in its sole discretion, at the time of issuance. The Board of Directors of the Corporation has determined to issue a class of preferred stock, $0.0001 par value and to designate such class as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”) initially consisting of four million three hundred thousand (4,300,000) shares which shall have the rights, preferences, privileges, and the qualifications, limitations and restrictions as follows:

(A).       Liquidation Rights.

(i)
Upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of the shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets of the Company (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock, or upon any other class or series of stock ranking junior to the Series A Convertible Preferred Stock as to liquidation rights or dividends, $0.232 for each share of Series A Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, plus any dividends declared but unpaid thereon.

(ii)
Upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Convertible Preferred Stock in accordance with Section (A)(i) above, the remaining assets of the Company available for distribution to its shareholders shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.

(iii)
If the assets distributable on any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, shall be insufficient to permit the payment to the holders of the Series A Convertible Preferred Stock of the full preferential amounts attributable thereto, then the entire assets of the Company shall be distributed among the holders of the Series A Convertible Preferred Stock ratably, in proportion to the respective amounts the holders of such shares of Series A Convertible Preferred Stock would be entitled to receive if they were paid in full all preferential amounts.

(iv)
Written notice of such liquidation, dissolution or winding up, stating a payment date or dates, the aggregate amount of all payments to be made, and the place where said sums shall be payable shall be given by first class mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of all shareholders of the Company, such notice to be addressed to each holder at his post office address as shown by the records of the Company.  A consolidation or merger of the Company with or into any other Company or Companies not owned or controlled by the Company and in which the Company is not the surviving entity, or the sale or transfer by the Company of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the business of the Company for purposes hereof.

(v)
In the event of a partial liquidation, distribution of assets shall be made so as to give effect to the foregoing provisions. In the event some or all of the proceeds from a liquidation, dissolution or winding up consist of property other than cash, then for purposes of making distributions, the fair value of such non-cash property shall be determined in good faith by the Company’s Board of Directors.

(B).        Voting Rights.  Each issued and outstanding Series A Convertible Preferred Share shall be entitled to the number of votes equal to the result of: (i) the number of shares of common stock of the Company (the “Common Shares”) issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Series A Convertible Preferred Shares issued and outstanding at the time of such vote. At each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors, holders of Series A Convertible Preferred Shares shall vote together with the holders of Common Shares as a single class.

(C).        Conversion.

(i)
The holder of shares of Series A Convertible Preferred Stock shall have the right, subject to the terms and conditions set forth below, to convert each such stock into one share of fully paid and non-assessable Common Stock of the Corporation as hereinafter provided.  Such conversion right shall vest and shall first be available on July 1, 2011.

(ii)
Any holder of one or more shares of Series A Convertible Preferred Stock electing to convert any or all of such shares into Common Stock shall surrender the certificate or certificates evidencing such shares at the principal office of the Corporation, at any time during its usual business hours, and shall simultaneously with such surrender give written notice of his or its intention to convert, stating therein the number of shares of Series A Convertible Preferred Stock to be converted and the name or names (with addresses) of the registered holders of the Series A Convertible Preferred Stock in which the certificate or certificates for Common Stock shall be issued.  Each certificate evidencing shares so surrendered shall be duly endorsed to the Corporation by means of signatures which shall be guaranteed by either a national bank or a member of a national securities exchange.

(iii)
Such conversion shall be deemed to have been made as of the date of receipt by the Corporation of the certificate or certificates (endorsed as herein above provided) representing the shares of Series A Convertible Preferred Stock to be converted and receipt by the Corporation of written notice, as above prescribed; and after such receipt, the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock.

(iv)
Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate evidencing shares in the Corporation and, in the case of such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Corporation, or in the case of any such mutilation, upon the surrender of such certificate for cancellation, the Corporation, will execute and deliver, in lieu of such lost, stolen, destroyed or mutilated certificate, a new certificate for such shares.

(v)
As promptly as practicable after surrender and notice as herein above provided, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder of the shares of Series A Convertible Preferred Stock surrendered for conversion: (a) a certificate or certificates for the number of shares of Common Stock into which such Series A Convertible Preferred Stock has been converted; and (b) if necessary in the case of a conversion of less than all of the shares of Series A Convertible Preferred Stock held by such holder, a new certificate or certificates representing the unconverted shares of Series A Convertible Preferred Stock.

(vi)
Cash dividends declared but theretofore unpaid on the shares of Series A Convertible Preferred Stock so converted after the record date for such dividend shall instead be paid on the shares of Common Stock into which such Series A Convertible Preferred Stock has been converted, pro rata, at such time as cash dividends shall be paid to record holders of the Common Stock generally.

(vii)	All shares of Series A Convertible Preferred Stock at any time converted as herein provided shall be forthwith permanently retired and cancelled and shall under no circumstances be reissued.

(E).        Protective Provisions.  At any time when shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i)	liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any deemed liquidation event, or consent to any of the foregoing;

(ii)
create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock  or increase the authorized number of shares of Series A Convertible Preferred Stock.

(F).       Status of Reacquired Shares. Shares of Series A Convertible Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Florida) have the status of authorized and unissued shares of Series A Convertible Preferred Stock issuable in series undesignated as to series and may be re-designated and re-issued.

Exhibit D

WES CONSULTING, INC.
2009 Stock Option Plan

I.           PURPOSE OF THE PLAN; DEFINITIONS

A. This 2009 Stock Option Plan (the "Plan") is intended to promote the interests of Wes Consulting, Inc., a Florida corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its subsidiary corporations) and (ii) consultants and other independent contractors who provide valuable services to the Corporation (or its subsidiary corporations) with the opportunity to acquire, or increase their proprietary interest in the Corporation as an incentive for them to join or remain in the service of the Corporation (or its subsidiary corporations).

B. The Plan becomes effective immediately upon approval of the Plan by the Corporation's stockholders. Such date is hereby designated as the Effective Date of the Plan.

C. For purposes of the Plan, the following definitions apply:

        Board: the Corporation's Board of Directors.

        Committee: The Committee of the Corporation's Board of Directors appointed by the Board to administer the plan.

        Common Stock: shares of the Corporation's common stock, par value $0.01 per share.

        Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

        (i)    any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, "1934 Act") of stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding stock pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders accept; or

        (ii)   there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of persons who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

        Corporate Transaction: any of the following stockholder-approved transactions to which the Corporation is a party:

        (i)    a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

        (ii)   the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

        (iii)  any reverse merger in which the Corporation is the surviving entity but in which stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding stock are transferred to person or persons different from those who held such stock immediately prior to such merger.

        Employee: a person who performs services while in the employ of the Corporation or one or more subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

        Hostile Take-Over: a change in ownership of the Corporation through the following transaction:

        (i)    any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding stock pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

        (ii)   more than fifty percent (50%) of the stock so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation who are subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

        Market Value: the last reported price per share of the Common Stock on the day in question on the NASDAQ Small-Cap Market, or if the Common Stock is regularly traded in some other market or on an exchange the closing selling price per share of the Common Stock on the date in question, as such price is officially quoted by a national reporting service. If there is no such reported price on the date in question, then the market value is the price on the last preceding date for which such quotation exists or the last price at which the shares were sold in a private transaction.

        Service: the performance of services on a periodic basis to the Corporation (or any subsidiary corporation) in the capacity of an Employee or from time to time as an independent consultant, except to the extent otherwise specifically provided in the applicable stock option agreement.

        Take-Over Price: the greater of (a) the Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offerer in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, as defined in Section IV (C) of this Article One, the Take-Over Price shall not exceed the clause (a) price per share.

D. The following provisions shall be applicable in determining the subsidiary corporations of the Corporation:

        Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

II.           ADMINISTRATION OF THE PLAN

A. Except as otherwise determined by the Board, the Plan shall be administered by the Board of Directors or by the Stock Option and Compensation Committee of the Board ("Committee") or other  named Committee of the Board designated by the Board of Directors subject to the requirements of 1934 Act Rule 16b-3:

        (i)    The Committee of three (3) or more non-employee Board members shall be appointed by the Board to administer the Plan. No Board member is eligible to serve on the Committee unless such person qualifies as a "Non-Employee Director" as permitted by 1934 Act Rule 16b-3.

        (ii)   Members of the Committee serve for such term as the Board may determine and are subject to removal by the Board at any time.

B. The Committee by majority action thereof has the power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants thereunder as it may deem necessary or advisable. All decisions of the Committee within the scope of its administrative functions under the Plan are final and binding on all parties.

C. Service on the Committee is service as a Board member, and members of the Committee are entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee is liable for any act or omission made in good faith with respect to the Plan or any option grant under the Plan.

III.          ELIGIBILITY

A. The persons eligible to participate in the Plan ("Optionees") are as follows:

        (i)    officers and other employees of the Corporation (or its subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its subsidiary corporations); and

        (ii)   those consultants or other independent contractors who provide valuable services to the Corporation (or its subsidiary corporations).

B. Non-employee Board members are not eligible to participate in the Plan.

C. The Committee by majority action thereof has the power and authority to determine which eligible persons are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to meet such requirements, the time or times at which each granted option is to become exercisable, the maximum term for which the Option may remain outstanding and the terms and provisions of the Stock Option Agreement evidencing the Option.

IV.          STOCK SUBJECT TO THE PLAN

A. Shares of the Corporation's Common Stock available for issuance under the Plan shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed five million (5,000,000)  shares, subject to adjustment from time to time in accordance with the provisions of this Section IV.

B. If one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. All share issuances under the Plan reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, if the exercise price of an outstanding option under the Plan is paid with shares of Common Stock or shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan is reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

C. If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of stock issuable under the Plan and (ii) the number and/or class of stock and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which precludes the enlargement or dilution of rights and benefits under such options. Such adjustments made by the Committee are final, binding and conclusive.

V.           TERMS AND CONDITIONS OF OPTIONS

        Options under the Plan are granted by action of the Committee and may, at the Committee's discretion, be either Incentive Options or non-qualified options. Persons who are not Employees of the Corporation may only be granted non-qualified options. Each granted option shall be evidenced by a Stock Option Agreement in the form approved by the Committee;  provided , however, that each such agreement complies with the terms and conditions specified herein. Each Stock Option Agreement evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI hereof.

A. Option Price.

1. The option price per share is determined by the Committee in accordance with the following provisions:

        (i)    The option price per share of the Common Stock subject to an Incentive Option must in no event be less than one hundred percent (100%) of the Market Value of such Common Stock on the grant date.

        (ii)   The option price per share of the Common Stock subject to a non-qualified stock option is the amount determined by the Committee at the time of grant and may be less than, equal to or more than the Market Value of such Common Stock on the grant date.

2. The option price is immediately due upon exercise of the option and payable in one of the alternative forms specified below;

        (i)    full payment in cash or check made payable to the Corporation's order:

        (ii)   full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Market Value on the Exercise Date;

        (iii)  full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

        (iv)  full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (a) provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (b) provides written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph 2, the Exercise Date is the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B. Term and Exercise of Options.

        Each option granted hereunder is exercisable at such time or times, and excluding all specified vesting periods during the specified term period, and for such number of shares as is determined by the Committee and set forth in the Stock Option Agreement evidencing such option. No granted option shall, however, have a term in excess of ten (10) years. Subject to Paragraph E of this Section V, during the lifetime of the Optionee, the option is exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employment Retirement Income Security Act, or the rules thereunder.

C. Termination of Service.

1. If the Optionee ceases Service while holding one or more options hereunder, each such option will not remain exercisable beyond the limited post-Service exercise period specified by the Committee in the Stock Option Agreement evidencing the grant, unless the Committee otherwise extends such period in accordance with subparagraph C.5 below.

2. During the post-Service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding. In any case, each option terminates and ceases to be outstanding, at the time of the Optionee's cessation of Service with respect to any option shares for which such option is not otherwise at the time exercisable.

3. If the Optionee dies while holding one or more outstanding options hereunder, each such option may be exercised, subject to the limitations of subparagraph 2 above, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of descent and distribution or as otherwise permitted herein.

4. If (i) the Optionee's Service is terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee makes any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its subsidiaries, then in any such event all outstanding options held by the Optionee hereunder terminate immediately and cease to be outstanding.

5. Except as otherwise determined by the Board the Committee has full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period specified in the instrument evidencing such grant to such greater period of time as the Committee deems appropriate under the circumstances. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

6. The Committee has complete discretion, exercisable either at the time the option is granted or at any time the option remains outstanding, to permit one or more options granted hereunder to be exercised not only for the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also for one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

D. Stockholder Rights.

        An Optionee has none of the rights of a stockholder with respect to any option shares until such person or its nominee, guardian or legal representative has exercised the option and paid the option price for the purchased shares.

E. Assignment; Limited Transferability of Stock Options

        No option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will, by the laws of decent and distribution or by a qualified domestic relations order as provided in Section V, Paragraph B. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the options granted to be on terms that permit transfer to:

        i)     the spouse, children or grandchildren of the Optionee ("Immediate Family Members");

        ii)    a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

        iii)   a partnership in which such Immediate Family Members are the only partners, provided that:

        (A)  there may be no consideration for any such transfer;

        (B)  the Stock Option Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section V, Paragraph E; and

        (C)  subsequent transfers of transferred Options shall be prohibited except those in accordance with this Section V, Paragraph E.

Following transfer, any such options continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section V, Paragraph E the term Optionee shall be deemed to refer to the transferee. The provisions of the option relating to the period of exercisability and expiration of the Option continue to apply with respect to the original Optionee, and the Options exercisable or received by the transferee only to the extent, and for the periods, set forth in said option.

VI.          INCENTIVE OPTIONS

        The terms and conditions specified in this Section VI are applicable to all Incentive Options granted hereunder. The Stock Option Agreement relating to Incentive Options must be in accordance with Section 422(b) of the Internal Revenue Code or a succession Section thereof. Incentive Options may only be granted to persons who are Employees of the Corporation. Options which are specifically designated as "non-qualified" options when issued under the Plan are  not  subject to this Section VI.

A. Dollar Limitation. The aggregate Market Value (determined as of the respective date of dates of grant of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option Plan of the Corporation or its subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted. If the shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable one hundred thousand dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a non-qualified option under the Federal tax laws.

B. 10% Stockholder. If any person to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the corporation, the option price per share must not be less than one hundred and ten percent (110%) of the market value per share of Common Stock on the grant date, and the option term must not exceed five (5) years, measured from the grant date.

        Except as modified by the preceding provisions of this Section VI, the provisions of the Plan apply to all Incentive Options granted hereunder.

VII.         CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A. Each option outstanding at the time of a Corporate Transaction automatically accelerates so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option does not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same exercise schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Committee, at the time of the option grant. The determination of option comparability by the Committee under clause (i) above is final, binding and conclusive. The Committee also has full power and authority to grant options under the Plan which are to automatically accelerate in whole or in part immediately prior to the Corporate Transaction or upon the subsequent termination of the Optionee's Service, whether or not those options are otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

B. Upon the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

C. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of stock which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option price payable per share, provided  the aggregate option price payable for such stock shall remain the same. In addition, the class and number of stock available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

D. The grant of options shall in no way affects the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

E. Except as otherwise determined by the Board, the Committee has the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of the Change in Control and to condition any such option acceleration upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

F. Any options accelerated in connection with the Change in Control remain fully exercisable until the expiration of the option term.

G. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section VII in connection with a Corporate Transaction or Change in Control remain subject to the dollar limitation of Section VI, Paragraph A.

VIII.       CANCELLATION AND REGRANT OF OPTIONS

        Except as otherwise determined by the Board, the Committee has the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options hereunder and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share based upon the Market Value of the Common Stock on the new grant date.

IX.          AMENDMENT OF THE PLAN AND AWARDS

        The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects, provided that no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section IV Paragraph C, (ii) materially modify the eligibility requirements for the Plan participation or (iii) materially increase the benefits accruing to Optionees.

X.           TAX WITHHOLDING

A. The Corporation's obligation to deliver shares of Common Stock upon exercise of stock options or the vesting of shares acquired upon exercise of such options under the Plan is subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

B. The Committee may, in its discretion and in accordance with the provisions of this Section X and such supplemental rules as the Committee may from time to time adopt (including the applicable safe-harbor provisions of 1934 Act Rule 16b-3), provide any or all holders of non-qualified options under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, State and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

        (i)    Stock Withholding: The holder of a non-qualified option may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-qualified option, a portion of those shares with an aggregate Market Value equal to the percentage of the applicable Taxes (up to one hundred (100%)) as specified by such holder.

        (ii)   Stock Delivery: The Committee may, in its discretion, provide the holder of a non-qualified option with the election to deliver to the Corporation, at the time the non-qualified option is exercised, one or more shares of Common Stock already held by such person with an aggregate Market Value (100%) as specified by such person) of the Taxes incurred in connection with such option exercise.

XI.          TERM OF THE PLAN

        The Plan terminates upon the earlier of (i) ten years from the date of approval by stockholders or (ii) the date on which all shares available for issuance under the Plan have been issued or canceled pursuant to the exercise of options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date continue to have force and effect in accordance with the provisions of the Stock Option Agreements evidencing such grants or issuances.

XII.        USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan may be used for general corporate purposes.

XIII.       REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder is subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets are to be issued or delivered under the Plan unless and until there is compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed.

XIV.       NO EMPLOYMENT/SERVICE RIGHTS

        Neither the action of the Corporation in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan is to be construed so as to grant any person the right to remain in the employ or service of the Corporation (or any subsidiary corporation) for any period of specific duration, and the Corporation (or any subsidiary corporation retaining the services of such person) may terminate such person's employment or service at any time and for any reason, with or without cause.

XV.        MISCELLANEOUS PROVISIONS

A. The right to acquire Common Stock under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee, except as specifically provided in the Plan.

B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of Georgia, as such laws are applied to contracts entered into.

C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

D. Except to the extent that federal laws control, the Plan and all Stock Option Agreements hereunder are to be construed in accordance with and governed by the law of the State of Georgia.

Exhibit E

THE FLORIDA BUSINESS CORPORATION ACT
Sections 607.1301-607.1333

607.1301       Appraisal rights; definitions.

The following definitions apply to ss. 607.1302-607.1333:

(1)  “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2)  “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3)  “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4)  “Fair value” means the value of the corporation’s shares determined:

(a)  Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c)  For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5)  “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)  “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)  “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)  “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)  “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302       Right of shareholders to appraisal.

(1)  A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a)  Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b)  Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)  Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)  An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e)  Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f)  With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.  Altering or abolishing any preemptive rights attached to any of his or her shares;

2.  Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.  Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.  Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.  Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6.  Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7.  Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2)  Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)  Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.  Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.  Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)  The applicability of paragraph (a) shall be determined as of:

1.  The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.  If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.  Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.  Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.  Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.  Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.  In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)  For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)  Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)  A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)  Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b)  Was procured as a result of fraud or material misrepresentation.

607.1303       Assertion of rights by nominees and beneficial owners.

(1)  A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2)  A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)  Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)  Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320       Notice of appraisal rights.

(1)  If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)  In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)  If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321       Notice of intent to demand payment.

(1)  If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)  Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b)  Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)  A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322       Appraisal notice and form.

(1)  If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)  The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)  Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.  The shareholder’s name and address.

2.  The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.  That the shareholder did not vote for the transaction.

4.  Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5.  If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b)  State:

1.  Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.  A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.  The corporation’s estimate of the fair value of the shares.

4.  An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5.  That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.  The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)  Be accompanied by:

1.  Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.  A copy of ss. 607.1301-607.1333.

607.1323       Perfection of rights; right to withdraw.

(1)  A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)  A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3)  A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324       Shareholder’s acceptance of corporation’s offer.

(1)  If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.
(2)  Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326       Procedure if shareholder is dissatisfied with offer.

(1)  A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)  A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330       Court action.

(1)  If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2)  The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3)  All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4)  The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)  Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6)  The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331       Court costs and counsel fees.

(1)  The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)  The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)  Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)  Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)  If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)  To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332       Disposition of acquired shares.

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333       Limitation on corporate payment.

(1)  No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a)  Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)  Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)  The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.